UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ArcBest Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
Annual Meeting &
Proxy Statement

2015

Table of

Contents

Page

Notice of Annual Meeting of Stockholders	1

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting	2

Proxy Statement

Record Date	3
Proxies	3
Voting Shares	4
Proposal I. Election of Directors	5
Directors of the Company	6
Governance of the Company	10
Director Compensation	15
2014 Director Compensation Table	17
Principal Stockholders and Management Ownership	19
Executive Officers of the Company	21
Compensation Discussion & Analysis	25
Compensation Committee Report	38
Compensation Committee Interlocks and Insider Participation	39
Summary Compensation Table	39
2014 Grants of Plan-Based Awards	41
Outstanding Equity Awards at 2014 Fiscal Year-End	43
2014 Option Exercises and Stock Vested	44
2014 Equity Compensation Plan Information	45
2014 Pension Benefits	46
2014 Non-Qualified Deferred Compensation	48
Potential Payments upon Termination or Change in Control	51
Certain Transactions and Relationships	57
Section 16(a) Beneficial Ownership Reporting Compliance	57
Report of the Audit Committee	58
Proposal II. Ratification of Appointment of Independent Registered Public Accounting Firm	59
Principal Accountant Fees and Services	59
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	60
Proposal III. Advisory Vote on Executive Compensation	60
Proposal IV. Approval of Material Plan Terms of the Executive Officer Annual Incentive Compensation Plan, as Amended, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code of 1986 as Amended	61
Other Matters	65
Cost of Solicitation	65
Stockholder Communication with the Board	65
Procedure for Submitting Stockholder Proposals for 2016 Annual Meeting	66
General Matters	67
Appendix A	68
Appendix B	76

Notice of

Annual Meeting of Stockholders

ArcBest Corporation

To Be Held on May 1, 2015

To the Stockholders of ArcBest Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of ArcBest Corporation (the “Company”) on Friday, May 1, 2015 at 8:00 a.m. (CDT) at the principal offices of the Company located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. In addition to this notice, enclosed are a proxy card and a proxy statement containing information about the following matters to be acted upon at the meeting:

I.	To elect nine directors for a one-year term to expire at the 2016 Annual Meeting of Stockholders;

II.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015;

III.	To conduct an advisory vote on executive compensation;

IV.

To approve the material plan terms of the Executive Officer Annual Incentive Compensation Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

V.	To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

Only stockholders of record at the close of business on March 2, 2015 are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card or follow the instructions on the proxy card and vote by Internet or by telephone as promptly as possible. It is important that your shares be represented at the meeting.

The Board of Directors urges you to sign and date your enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope or follow the instructions on the proxy card and vote by Internet or by telephone, even if you are planning to attend the meeting. Many of the Company’s stockholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf. Accordingly, you must provide voting instructions to your brokerage firm or bank in order for your shares to be voted. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy considering the recommendations of the Board, which are described in this Proxy Statement.

Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

By Order of the Board of Directors, March 12, 2015.

Robert A. Young III	Judy R. McReynolds
Chairman of the Board	President and Chief Executive Officer

3801 OLD GREENWOOD ROAD / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder Meeting

To Be Held on May 1, 2015

The Proxy Statement, proxy card and 2014 Annual Report on Form 10-K to stockholders are available at www.arcb.com.

The 2015 Annual Meeting of Stockholders of ArcBest Corporation (the “Company”) will be held on Friday, May 1, 2015 at 8:00 a.m. (CDT) at the principal offices of the Company located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arcb.com or through the Company website www.arcb.com.

The matters intended to be acted upon at the Annual Meeting are:

I.	Election of nine directors for a one-year term to expire at the 2016 Annual Meeting of Stockholders;

John W. Alden

Fred A. Allardyce

William M. Legg

Judy R. McReynolds

John H. Morris

Craig E. Philip

Steven L. Spinner

Janice E. Stipp

Robert A. Young III

II.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015;

III.	Advisory vote on executive compensation;

IV.

Approval of material plan terms of the Executive Officer Annual Incentive Compensation Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, as amended (the “IRC”); and

V.	Consideration of such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board, “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015, “FOR” the approval of the compensation of the Company’s Named Executive Officers, and “FOR” the approval of the material plan terms of the Executive Officer Annual Incentive Compensation Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the IRC.

The following proxy materials are being made available at the website location specified above:

•                  The Proxy Statement for the 2015 Annual Meeting of Stockholders

•                  The 2014 Annual Report on Form 10-K

•                  The form of proxy card being distributed to stockholders in connection with the 2015 Annual Meeting of Stockholders

Proxy Statement

This Proxy Statement is furnished to the stockholders of ArcBest Corporation (“ArcBest” or the “Company”), formerly known as Arkansas Best Corporation, in connection with the solicitation of proxies on behalf of the ArcBest Board of Directors (the “Board”) to be voted at the Company’s Annual Meeting of Stockholders (the “2015 Annual Meeting”) to be held on May 1, 2015 at 8:00 a.m. (CDT) at the principal offices of the Company for the purposes set forth in this Proxy Statement. This Proxy Statement, the Notice of Annual Meeting, the related proxy card, and the 2014 Annual Report on Form 10-K to Stockholders are being mailed to stockholders beginning on or about March 27, 2015. ArcBest’s principal place of business is at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 479-785-6000.

Record Date

The Board has fixed the close of business on March 2, 2015 as the record date for the 2015 Annual Meeting. Only stockholders of record on that date are entitled to vote at the meeting in person or by proxy.

Proxies

Registered stockholders may vote their shares of the Company’s common stock (“Common Stock”) by proxy or in person at the meeting. To vote by proxy, registered stockholders must either: (i) visit the website designated on the proxy card to submit their proxy on the Internet; (ii) call the toll-free number set forth on the proxy card to submit their proxy telephonically; or (iii) mail their signed and dated proxy card in the envelope provided. Beneficial stockholders should follow the instructions that they receive from their bank, broker or other nominee to have their shares voted.

The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. Upon receipt by the Company of either a submitted Internet or telephone vote or a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the stockholder’s instructions. If a stockholder does not vote either by Internet, telephone or returning a signed proxy card, his or her shares cannot be voted by proxy. Stockholders voting by returning a paper proxy card are urged to mark the ovals on the proxy card to show how their shares are to be voted. If a stockholder returns a signed proxy card without marking the ovals, the shares represented by the proxy card will be voted as recommended by the Board herein and in the proxy card. The proxy also confers discretionary authority to the proxy holders to vote on any other matter not presently known to the Company that may properly come before the meeting.

Registered stockholders may revoke their proxy at any time before the shares are voted at the 2015 Annual Meeting by: (i) timely submitting a proxy with new voting instructions, using the Internet or telephone voting system; (ii) voting in person at the 2015 Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not revoke any previously submitted proxy; (iii) timely delivery of a valid, duly executed proxy card bearing a later date; or (iv) delivery of written notice of revocation to the Corporate Secretary of the Company at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, by 5:00 p.m. (CDT), on or before April 30, 2015. Beneficial stockholders may change their votes by submitting new voting instructions to their bank, broker or other nominee in accordance with that entity’s procedures.

Voting Shares

On the record date, there were 25,986,079 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. Cumulative voting is not allowed. The holders in person or by proxy of a majority of the total number of shares of Common Stock shall constitute a quorum for purposes of the 2015 Annual Meeting. If stockholders holding the number of shares of Common Stock necessary for a quorum shall fail to be present in person or by proxy at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are represented in person or by proxy may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Votes are tabulated by the inspector of elections, Wells Fargo Bank, N.A.

If you hold your shares in “street name,” you will receive instructions from your broker or other nominees describing how to vote your shares. If you do not timely instruct your broker or nominee how to vote your shares, he or she may use discretionary authority to vote your shares on Proposal II (Ratification of Appointment of Independent Registered Public Accounting Firm).

For Proposal I (Election of Directors), Proposal III (Advisory Vote on Executive Compensation) and Proposal IV (Approval of Material Plan Terms of the Executive Officer Annual Incentive Compensation Plan, As Amended, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code of 1986, as Amended), you must provide timely instructions on how the broker or other nominee should vote your shares. If you do not give timely instructions to the broker or other nominee on how that broker or nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to Proposal I, Proposal III and Proposal IV.

Abstentions occur when stockholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

Election of Directors. The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender his or her resignation to the Board following certification of the stockholder vote. For this purpose, “majority of the votes cast” means the number of FOR votes equals or exceeds the number of WITHHOLD votes, and “votes cast” include only FOR and WITHHOLD votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Other Matters.  The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter.

Proposal II.  With respect to Proposal II, the ratification of the appointment of the Company’s independent registered public accounting firm, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal.

Proposal III.  With respect to Proposal III, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. For purposes of Proposal III, broker non-votes are not treated as entitled to vote and, therefore, are not counted for purposes of determining whether a majority has been achieved. Proposal III is a non-binding advisory vote. However, the Board and the Compensation Committee will consider the outcome of the vote on Proposal III when considering future executive compensation decisions.

Proposal IV.  With respect to Proposal IV, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. For purposes of Proposal IV, broker non-votes are not treated as entitled to vote and, therefore, are not counted for purposes of determining whether a majority has been achieved.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the director nominees; for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015; for the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (listed in the “Compensation Discussion and Analysis”); and for the approval of the material plan terms of the Executive Officer Annual Incentive Compensation Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”).

Proposal I. Election of Directors

The Board of Directors recommends a vote “FOR” Proposal I.

The Board has designated John W. Alden, Fred A. Allardyce, William M. Legg, Judy R. McReynolds, John H. Morris, Craig E. Philip, Steven L. Spinner, Janice E. Stipp and Robert A. Young III as nominees for election as Directors of the Company at the 2015 Annual Meeting (each a “Nominee” and “Director”). Each Nominee is currently a Director of the Company. If elected, each Nominee will serve until the expiration of his/her term at the Company’s Annual Meeting of Stockholders in 2016 or until his/her earlier death, resignation or removal from office.

Each Nominee has indicated his/her willingness to serve as a member of the Board, if elected. If, for any reason not presently known, any of Messrs. Alden, Allardyce, Legg, Morris, Spinner or Young, Dr. Philip or Mses. McReynolds or Stipp are unable or unwilling to serve if elected, your proxy card may be voted for the election in his/her stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the Nominee.

The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender his or her resignation to the Board following certification of the stockholder vote. For this purpose, “majority of the votes cast” means the number of FOR votes equals or exceeds the number of WITHHOLD votes, and “votes cast” include only FOR and WITHHOLD votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The Nominating/Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it, and the Board will act on such resignation, taking into account the Nominating/Corporate Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating/Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate, including, without limitation, any reasons given by stockholders for their WITHHOLD votes, the qualifications of the director and his or her contributions to the Board and the Company. The Board will promptly disclose its decision to accept or reject the resignation and, if rejected, the reasons for doing so. If a director’s resignation is not accepted by the Board, then such director will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the Nominees.

Directors of the Company

The following information relates to the Nominees named in “Proposal I. Election of Directors.” The information includes the publicly traded company directorships and certain other directorships held by each Nominee for the past five years and the specific experience, qualifications, attributes and skills that each Nominee possesses that led to the conclusion that the person should serve as a Director of the Company. There are no family relationships among any of the Nominees and executive officers of the Company or its subsidiaries.

Nominees for Election at the 2015 Annual Meeting, Term Will Expire at the 2016 Annual Meeting

JOHN W. ALDEN, age 73, has been a Director of the Company since May 2005. Mr. Alden retired as Vice Chairman of United Parcel Service of America, Inc. (“UPS”) in 2000. From 1988 until his retirement from UPS, he served as a Director of UPS. Mr. Alden worked for UPS for 35 years in various capacities. Currently, Mr. Alden is also a Director of Silgan Holdings, Inc. and HD Supply.

Key Attributes, Experience and Skills

As Vice Chairman and Senior Vice President–Business Development of UPS, Mr. Alden led a global public transportation company and public company board. Through his 35 years at UPS, he gained expertise in the areas of sales and marketing, operations, customer service, management, senior management, business development and public company board strategic planning and oversight. Mr. Alden, Chairman of the Board’s Nominating/Corporate Governance Committee and member of the Board’s Compensation Committee, has served on seven boards over the past 21 years.

FRED A. ALLARDYCE, age 73, has been a Director of the Company and a Board-designated Audit Committee Financial Expert since February 2004. Mr. Allardyce has been Chairman and Chief Executive Officer of Advanced Breath Diagnostics since March 2000 and Chairman of Monitor Instruments since September 2000. Advanced Breath Diagnostics is a development-stage medical diagnostic company and Monitor Instruments is a development-stage scientific instrument company. From 1977 through 1999, he was employed by American Standard Inc., a publicly traded company, where he served in the following positions: Senior Vice President–Medical Products from January 1998 until November 1999; Chief Financial Officer from 1992 to 1997; Controller from 1983 to 1991; and Assistant Controller from 1977 to 1982. He also served in various financial-related capacities for Joseph E. Seagram & Sons from 1972 to 1977 and at Continental Oil Company from 1965 to 1972. Mr. Allardyce earned a B.A. in Economics from Yale University and an M.B.A. from the University of Chicago Graduate School of Business, where he was the recipient of the Institute of Professional Accountants Fellowship. Mr. Allardyce was Chairman in fiscal 1999–2000 of Financial Executives International, a 15,000-member organization of financial leaders.

Key Attributes, Experience and Skills

Mr. Allardyce has extensive accounting experience in public and private organizations and has a strong background in financial controls and reporting, financial management, financial analysis, acquisitions, entrepreneurship and investment banking, including finance and private equity. A former chief financial officer and controller of a public company, his skills also include preparing financial reports, maintaining internal controls and overseeing financial reporting. Mr. Allardyce is Chairman of the Board’s Audit Committee and qualifies as an Audit Committee Financial Expert.

WILLIAM M. LEGG, age 70, has been a Director of the Company since April 2002. He retired from Deutsche Banc Alex.Brown, an investment banking firm (“Alex.Brown”), as Managing Director, in 2002. During his 31 years at Alex.Brown, he served as Head of Alex.Brown’s Transportation Group and Co-Head of Alex.Brown & Sons, Inc.’s Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including: Viking Freight, MS Carriers, Werner Enterprises, J.B. Hunt, Swift, Old Dominion, CH Robinson and Hub Group. Mr. Legg worked on transportation-related transactions for Deutsche Post, PepsiCo, ARA Services, Transport Development Group and the Company. Mr. Legg earned a B.A. from Trinity College and an M.B.A from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.

Key Attributes, Experience and Skills

Mr. Legg brings to the Board significant investment banking experience, including finance, private equity, mergers and acquisitions, capital structures and strategic planning. His contributions to the Board include in-depth knowledge of other transportation companies and industry subsets. His years in transportation-related finance bring valuable analytical transportation knowledge to the Board. Mr. Legg has experience in executive compensation, governance and director nomination matters. He serves on the Board’s Audit Committee, and previously served as Chairman of the Board’s Compensation Committee and as a member of the Board’s Nominating/Corporate Governance Committee.

JUDY R. MCREYNOLDS, age 52, has been a Director of the Company and President and Chief Executive Officer since January 2010. She served as Senior Vice President–Chief Financial Officer and Treasurer from February 2006 through December 2009. She was Vice President–Controller of ArcBest from January 2000 until January 2006. She previously served as the Controller of the Company from July 1998 until December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997. Ms. McReynolds has been a member of the Board of Directors of OGE Energy Corp. since July 2011 and serves on its Compensation Committee and Nominating and Governance Committee. She has served on the Transportation Industry Council of the Federal Reserve Bank of St. Louis since June 2012.

Key Attributes, Experience and Skills

As the only member of the Company’s senior management who serves on the Board, Ms. McReynolds provides significant industry-specific experience and unique expertise with respect to both ArcBest and its transportation and logistics subsidiaries, resulting from a 17-year tenure with the Company and 25 years of financial experience in the less-than-truckload (“LTL”) and truckload trucking industry. Her experience as Chief Financial Officer, Certified Public Accountant, Controller, and currently as Chief Executive Officer, have contributed to the Board’s insights in LTL and truckload transportation knowledge, labor and pension matters, investment and corporate banking, financial analysis, strategic planning, appropriate capital structures and shareholder value.

JOHN H. MORRIS, age 71, has been a Director of the Company since July 1988 and was a Director of Treadco, Inc. from June 1991 to June 1999. Mr. Morris was affiliated with StoneCreek Capital, a private equity firm, from 1992 to 2008. Mr. Morris served as a Managing Director of Kelso & Company, Inc. (“Kelso”), a private equity firm, from March 1989 to March 1992, was a General Partner from 1987 to March 1989 and prior to 1987, was a Vice President. Prior to 1985, Mr. Morris was President of LBO Capital Corp. Previous work experience includes Booz, Allen and Hamilton; three years with the First National Bank of Atlanta and nine years with Touche Ross & Co., a predecessor of Deloitte and Touche, as a management consultant. After leaving Touche Ross & Co., he joined Kelso, a boutique private equity firm in 1982. While with Kelso, he was responsible for several large buyouts, including Spectramed, IHOP, ArcBest, and Landstar Systems, and served on the committee that approved all Kelso acquisitions. Mr. Morris’s public board experience includes, in addition to ArcBest and Treadco, Inc., Spectramed, Inc. and Landstar Systems. Mr. Morris received a Bachelor of Industrial Engineering degree from Georgia Tech and an M.B.A. in Finance from Georgia State University. He received a CPA Certificate from the State of Georgia in 1974.

Key Attributes, Experience and Skills

Mr. Morris has extensive experience in mergers and acquisitions, including the analysis of acquisitions, private equity investing and business and financial structures. He has other public transportation company-related board service as described in the preceding paragraph. Knowledgeable in investment banking and LTL transportation, Mr. Morris has provided consulting services to companies for over 10 years and has been involved in more than 40 acquisitions through his roles at Kelso and StoneCreek Capital. Currently, Chairman of the Board’s Compensation Committee and member of the Nominating/
Corporate Governance Committee, Mr. Morris’ Board expertise also includes the areas of executive and director compensation, corporate governance and director nominations.

DR. CRAIG E. PHILIP, age 61, has been a Director of the Company since August 2011. Dr. Philip joined the faculty of Vanderbilt University, in January 2015, as Research Professor in Civil and Environmental Engineering and Director of Vanderbilt’s Transportation Center, VECTOR. Dr. Philip retired as Chief Executive Officer of Ingram Barge Company in 2014. He was President of Ingram Barge from 1994 until 1999 when he was named Chief Executive Officer. Dr. Philip began his transportation career with Conrail in 1980, working for Ingram Barge from 1982 until 1987 and serving as Vice President of the Intermodal Division of Southern Pacific Railroad before returning to Ingram Barge in 1991. He has held adjunct faculty positions at Princeton University and at Vanderbilt University. Dr. Philip holds Master’s and Doctorate degrees in Engineering from the Massachusetts Institute of Technology and an undergraduate degree in Civil Engineering from Princeton University. In 2014, Dr. Philip was elected to membership in the National Academy of Engineering.

Key Attributes, Experience and Skills

Dr. Philip’s career in the marine, rail and intermodal industries spans more than 30 years. He provides the Board with a unique blend of leadership experience in various modes of freight transportation, in combination with experience in industrial marketing and strategic planning. Dr. Philip currently serves on the Board’s Compensation Committee and Nominating/Corporate Governance Committee.

STEVEN L. SPINNER, age 55, has been a Director of the Company since July 2011. Mr. Spinner has been President and Chief Executive Officer and a member of the Board of Directors of United Natural Foods, Inc. (“UNFI”) since September 2008. Prior to joining UNFI in 2008, he was a Director and Chief Executive Officer of Performance Food Group Company (“PFG”) from October 2006 to May 2008 and PFG’s President and Chief Executive Officer from May 2005 to May 2008. He was the Senior Vice President and Chief Executive Officer of PFG’s Broadline Division (“Broadline”) from February 2002 to May 2005 and Division President of Broadline from August 2001 to February 2002.

Key Attributes, Experience and Skills

Mr. Spinner provides the insight and knowledge that comes from years of senior-level executive management, logistical experience and knowledge of network businesses. His background has given him extensive experience in the wholesale food distribution business, which includes overseeing the organic and acquisition growth of a food distribution company and directing the successful integration of the operational, organizational and technological aspects of two companies. Mr. Spinner brings valuable knowledge to the Board as an active CEO of a public company. Mr. Spinner currently serves on the Board’s Audit Committee.

JANICE E. STIPP, age 55, has been a Director of the Company since October 2012 and a Board-designated Audit Committee Financial Expert since February 2015. Ms. Stipp is Executive Vice President, Chief Financial Officer and Treasurer of Tecumseh Products, a global manufacturer of compressors and condensing units for the commercial refrigeration market. She was named to this position in October 2011. Prior to that, she was Chief Financial Officer at Revestone Industries; Acument Global Technologies, a Platinum Equity portfolio company; and GDX Automotive, a Cerberus Equity portfolio company. She began her career in 1981 with Lear Siegler, working in corporate audit. From 1984 to 1999, she worked for General Motors in a variety of financial roles. She graduated from Michigan State University in 1981 with a B.A. in Accounting and received her CPA certification in 1983 and M.B.A from Wayne State University in 1987. Ms. Stipp also serves on the Board of Directors of Ply Gem Holdings, Inc., a building products manufacturer.

Key Attributes, Experience and Skills

Ms. Stipp has over 33 years of financial and accounting experience with a variety of industrial companies. For the past eight years, she has served as CFO of both public and private companies. She has a strong background in financial controls, auditing, financial management and accounting, acquisitions and treasury. She is experienced in corporate restructuring, having led turnaround efforts at several of the private equity-sponsored companies where she worked. In addition to her CFO experience, she has also held the Corporate Controller position and has held several treasury-related positions. Given her years of senior-level executive management, she has extensive experience working with boards of directors at several companies. Ms. Stipp’s financial experience brings valuable knowledge to the Audit Committee.

ROBERT A. YOUNG III, age 74, has been a Director of the Company since 1970 and Chairman of the Board since July 2004. He was Chief Executive Officer of the Company from August 1988 until his retirement in January 2006. He was President of the Company from 1973 to 2004 and was Chief Operating Officer of the Company from 1973 to 1988. Mr. Young served as President of ABF Freight System, Inc., the Company’s largest subsidiary (“ABF Freight”), from 1979 to 1994. Between 1964 and 1973, he worked as Supervisor of Terminal Operations for ABF Freight; Vice President–General Manager of ArcBest Technologies, Inc., a Company subsidiary; Senior Vice President–National Bank of Commerce of Dallas; and as Vice President, Finance and Executive Vice President of the Company. Mr. Young was a Director of Treadco, Inc. from June 1991 to June 1999. Treadco, Inc. was a publicly held company from 1991 to 1999. The Company owned more than 40% of the outstanding stock of Treadco, Inc. from 1991 to 1999, when the Company purchased all remaining outstanding stock via a tender offer. Substantially all operations of Treadco were disposed of in 2000.

Key Attributes, Experience and Skills

Serving the Company and ABF Freight in executive and Board positions over the past four decades, Mr. Young has become an acknowledged leader in transportation and finance. He was a member of the Board of the Federal Reserve Bank (“Reserve Board”) of St. Louis, Little Rock Branch, from July 2004 until his retirement from the Reserve Board on December 31, 2011. After 51 years in the trucking industry and 44 years on the Company’s Board, he provides strong leadership through his background in LTL transportation, mergers and acquisitions, investment banking, private equity, labor and personnel selection and evaluation.

Governance of the Company

Board Leadership Structure

The Company has a separate Chairman of the Board and Chief Executive Officer. The Company believes this separation allows the individuals serving in these positions to effectively utilize their skills and time on behalf of the Company. Robert A. Young III, a past Chief Executive Officer, who brings more than 44 years of LTL transportation, finance and board experience to the Board, serves as non-employee Chairman of the Board and leads the Board in its governance role. Judy R. McReynolds brings significant LTL and truckload experience to her day-to-day leadership role as Chief Executive Officer. For complete business biographical information on Mr. Young and Ms. McReynolds, see “Directors of the Company.” Because Mr. Young, as Chairman, qualifies as an independent Director under NASDAQ requirements, the Company does not have a Lead Independent Director.

The business of the Company is managed under the direction of the Board. There are nine members of the Board. The three standing Board committees – the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee – are an integral part of the Board leadership structure. These committees, of which all members are independent Directors, are discussed below in more detail under “Committees of the Board.” The Company’s leadership structure includes an experienced management team, upon whose advice, reports and opinions the Board relies. The Board also relies on the advice of counsel, accountants, executive compensation consultants, auditors, strategic planning consultants and other expert advisors.

The size of the Board and the different types of corporate and transportation backgrounds of the members of the Board allow for timely, effective action in the rapidly evolving trucking industry. See “Key Attributes, Experience and Skills” for each Director under “Directors of the Company.”

A robust committee framework sustains the lines of communication among Directors and with management. Regularly scheduled management reports and presentations, based on operational, financial, legal and risk management aspects of the Company’s operations, provide vital information to the Board. Directors have complete access to the Chief Executive Officer and other members of senior management.

The Board meets on a regularly scheduled basis six times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when Board action is required between scheduled meetings. The Board met six times during 2014. During 2014, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he/she was a Director. The Nominating/Corporate Governance Committee has determined that a majority of the members of the Board are independent pursuant to applicable NASDAQ independence standards. Independent Directors are Messrs. Alden, Allardyce, Legg, Morris, Spinner and Young, Dr. Philip and Ms. Stipp. Independent Directors met in executive session four times in 2014.

It is the Company’s policy that all members of its Board attend each annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. Eight of the nine members of the Board at the time of the Company’s 2014 Annual Meeting of Stockholders attended such meeting.

Board’s Role in Risk Oversight

The Board believes that the current management structure facilitates risk oversight by combining experienced leadership with independent review by the Board and its committees. Potential risk factors that are monitored through this structure include financial, operational, technological, disaster, environmental, cyberspace, legal and regulatory, fraud/corruption, employment practices, executive compensation, reputational and legislative areas. Risk factors may present themselves on any of the multiple levels of the Company. The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

The Audit Committee directly oversees risk management relating to financial reporting and public disclosure and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for the oversight of general financial risk matters. The Audit Committee meets regularly with financial management, including the Chief Financial Officer, the Vice President–Controller and the Chief Audit Executive, as well as our external auditors. In addition, the Company’s Risk Management Committee, which consists of several members of senior management, provides periodic reports to the Audit Committee of its activities in various risk management areas, and the Chairman of the Company’s Risk Management Committee makes presentations to the Audit Committee from time to time regarding various risk or potential risk matters. The Audit Committee also requests and receives from time to time presentations regarding other potential risk areas, including those related to information technology.

The Compensation Committee is responsible for oversight of risk for the Company’s compensation policies and practices for all employees. Management has evaluated the Company’s compensation policies and practices for all employees, including the Named Executive Officers (listed in “Compensation, Discussion & Analysis”) and non-executive officers. The evaluation included consideration of whether any of the Company’s compensation policies and practices, including incentive plans, create risks that are reasonably likely to have a material adverse effect on the Company. The primary responsibility for the Company’s evaluation was assigned to the Company’s Risk Management Committee, which includes as its members the Vice President–General Counsel, Vice President–Chief Financial Officer, Senior Vice President–Risk and Chief Audit Executive, Senior Vice President–Chief Innovation Officer and the Vice President–Controller, as well as other officers. Based on management’s evaluation, including the specific process completed by the Company’s Risk Management Committee, management concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Management’s evaluation, including the conclusions reached by the Company’s Risk Management Committee, was discussed with the Compensation Committee.

The information used by management and the Company’s Risk Management Committee and provided to the Compensation Committee included a framework of potential risk factors for certain compensation plans and identified how the Company’s existing processes and compensation programs mitigate those risks. Mitigating factors for potential risks identified included:

•                  a combination of short- and long-term compensation;

•                  a combination of equity- and cash-based compensation;

•                  multiple performance metrics;

•                  relative performance metric;

•                  robust financial control policies and audit practices;

•                  caps for potential amounts earned under annual and long-term incentive plans;

•                  clawback policy;

•                  a prohibition against hedging transactions or pledging of shares;

•                  five-year cliff vesting periods for equity awards;

•                  stock ownership requirements for senior officers;

•                  utilizing an independent compensation consultant to review executive incentive plans;

•                  approval of performance criteria, as well as performance results by the Compensation Committee that consists of only independent Directors; and

•                  review of peer groups by an independent compensation consultant and the Compensation Committee.

The most recent risk management evaluation was provided to the Compensation Committee in January 2015. Based on the information provided and the Compensation Committee’s knowledge of the compensation policies and practices of the Company, the Compensation Committee concluded that the risks arising from the Company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

The Nominating/Corporate Governance Committee is responsible for overseeing risks associated with corporate governance and reviews corporate governance matters at least once a year. In connection with this responsibility, the Nominating/Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation.

Committees of the Board

The Board has established Audit, Compensation and Nominating/Corporate Governance committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members, and the number of meetings held during 2014 are described below.

Audit Committee. Among the responsibilities of the Audit Committee contained in its charter are: (i) assisting the Board in overseeing matters involving the accounting, auditing, financial reporting and internal control functions of the Company; (ii) being directly responsible for the appointment, termination and oversight of the independent registered public accounting firm for the Company; (iii) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and (iv) implementing the Company’s policy regarding the review and approval of any “related person transaction” as required pursuant to Item 404 of  Regulation S-K of the Securities Act of 1933, as amended. Pursuant to the Audit Committee Charter, the Audit Committee reviews, approves or ratifies all related person transaction issues brought to its attention. Annually, as part of the Company’s proxy preparation, all Directors and executive officers who are subject to related person transaction disclosure are instructed to report in writing any such transactions to the Company; and further, they are reminded of their obligation to report to the Company any such transactions that may be planned or subsequently occur. In determining whether or not to approve or ratify a related person transaction, the Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) (i) whether there is an appropriate business justification for the transaction; (ii) the benefits that accrue to the Company as a result of the transaction; (iii) the terms available to unrelated third parties entering into similar transactions; (iv) the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer); (v) the availability of other sources for comparable products or services; (vi) whether it is a single transaction or a series of ongoing, related transactions; and (vii) whether entering into the transaction would be consistent with the Company’s Code of Conduct.

Messrs. Allardyce (Chair), Legg and Spinner and Ms. Stipp are currently members of the Audit Committee. The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets all applicable Securities and Exchange Commission (“SEC”) and NASDAQ independence standards. Mr. Allardyce and Ms. Stipp are Board-designated Audit Committee Financial Experts. The Audit Committee met six times during 2014. The Audit Committee Charter is posted in the Corporate Governance section of the Company website, www.arcb.com.

Compensation Committee. The Compensation Committee is responsible for reviewing and approving executive management compensation. The Compensation Committee’s current members are Messrs. Morris (Chair) and Alden and Dr. Philip. The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable NASDAQ independence standards, IRC Section 162(m) outside director requirements and Exchange Act Section 16 non-employee director requirements. The Compensation Committee met seven times in 2014. The Compensation Committee Charter is posted in the Corporate Governance section of the Company website, www.arcb.com.

The Compensation Committee has authority to make and administer awards under the 2005 Ownership Incentive Plan.

The Compensation Committee has determined and reviewed the value and forms of compensation for Named Executive Officers and other officers based on the Compensation Committee members’ knowledge and experience; competitive proxy and market compensation information; periodic review and analysis from an independent compensation consultant retained by, and which reports directly to, the Compensation Committee; and management recommendations.

The Compensation Committee directly engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consulting firm in 2014. Meridian reviewed executive compensation practices, including executive compensation design issues, market trends, and technical considerations and provided ongoing consulting assistance to the Compensation Committee throughout the year. Other than executive and director compensation consulting to the Board, Compensation Committee or Nominating/Corporate Governance Committee, Meridian does not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian under the SEC rules and concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee did not direct Meridian to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant and evaluates the consultant periodically. The Compensation Committee also approves the fees paid to its independent compensation consultant.

The Compensation Committee may not and does not delegate its authority to review and determine the forms and values of the various elements of compensation for Named Executive Officers. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved. The Company has retained Mercer to provide additional consulting services at the direction of management and to assist with management’s recommendations for our peer group and executive compensation. Mercer assists management with market analysis, plan design, proxy disclosure review and review of corporate governance practices. The Company has assessed the independence of Mercer under the SEC rules and concluded that Mercer’s work for management does not raise any conflict of interest.

Nominating/Corporate Governance Committee. The current members of the Nominating/Corporate Governance Committee are Messrs. Alden (Chair) and Morris and Dr. Philip. The Nominating/Corporate Governance Committee has determined that each member of the committee is independent, as defined in applicable NASDAQ independence standards. The Nominating/Corporate Governance Committee’s responsibilities include: (i) identifying individuals believed to be qualified to become Directors and to select and recommend to the Board for its approval the nominees to stand for election as Directors by the stockholders or, if applicable, to be appointed to fill vacancies on the Board; (ii) determining appropriate compensation for Directors; (iii) recommending any changes regarding size, structure, composition, processes and practices of the Board; (iv) reviewing the independence of Directors and assessing whether members are meeting the applicable independence standards required to serve on the various Board committees; (v) reviewing the Company’s corporate governance standards; and (vi) making recommendations regarding succession planning for the Chief Executive Officer of the Company. Meridian consults with the Nominating/Corporate Governance Committee regarding the value and forms of compensation for non-employee Directors. The Nominating/Corporate Governance Committee held five meetings in 2014 The Nominating/Corporate Governance Charter is posted on the Corporate Governance section of the Company website, www.arcb.com.

In recommending nominees for the Board, the Nominating/Corporate Governance Committee considers any specific criteria the Board may request from time to time and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses or organizations that are particularly relevant to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other Directors, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues and the extent to which, in the Nominating/Corporate Governance Committee’s opinion, the candidate would be a desirable addition to the Board.

Diversity is taken into account when determining how the candidates’ qualities and attributes would complement the other Directors’ backgrounds. Type of advanced studies and certification, type of industry or aspect of transportation experience, area of corporate experience and gender, among other factors, are taken into consideration. The Nominating/Corporate Governance Committee believes that the different business and educational backgrounds of the members of the Board contribute to the overall insight necessary to evaluate matters coming before the Board. The Nominating/Corporate Governance Committee implements its policy of considering a range of candidates by including diversity aspects in its analysis of candidates’ qualifications. A listing of current Directors’ and potential candidates’ qualifications and attributes is periodically discussed in Nominating/Corporate Governance Committee meetings. In these discussions, the effectiveness of this methodology is addressed.

There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating/Corporate Governance Committee’s perceptions about future issues and needs.

The Nominating/Corporate Governance Committee may draw upon individuals known by members of the Board, and at the Nominating/Corporate Governance Committee’s discretion, candidates recommended by management or third parties engaged by the Nominating/Corporate Governance Committee to assist it in identifying appropriate candidates.

The Nominating/Corporate Governance Committee shall consider any candidate for director recommended by a stockholder if submitted in accordance with the Stockholder Director Nomination Procedure set forth below. The Nominating/Corporate Governance Committee shall consider the same factors when considering a stockholder-recommended candidate as it does when considering other candidates.

The Nominating/Corporate Governance Committee considers director candidates submitted by stockholders that follow the procedure set forth in the following Stockholder Director Nomination Procedure, in accordance with the Company’s bylaws:

Any stockholder entitled to vote at an annual meeting of stockholders and intending to recommend candidate(s) for nomination for director at that meeting must submit a written stockholder notice to the Company. The information required to be included in a stockholder notice nominating a candidate for the Board is set forth in detail in the Company’s bylaws and includes the following information: (1) as to the stockholder giving the notice and each Stockholder Associated Person (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, and (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies relating to the election of directors in a contested election; and (2) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to such person required to be disclosed in a proxy statement relating to the election of directors in a contested election, (b) such person’s written consent to being named in the proxy statement and to serving as a director if elected, and (c) a description of all direct and indirect compensation and other material monetary agreements during the past three years between the stockholder and Stockholder Associated Person and their affiliates and the proposed nominee and his or her other affiliates. “Stockholder Associated Person” of any stockholder means (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in the foregoing clause (i); and (iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

Additionally, for a candidate to be eligible to be a nominee for election as director, the candidate must deliver to the Corporate Secretary a written response to a questionnaire with respect to candidate’s background and qualifications and a written representation and agreement. Such stockholder notice and candidate questionnaire and representation and agreement must be received by the Corporate Secretary at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders: provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. For information regarding the required information in the stockholder notice and the candidate’s questionnaire and representation and agreement, contact the Corporate Secretary’s office at info@arcb.com or at 479-785-6000.

Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee is responsible for confidentially receiving, retaining and considering any report pursuant to SEC Rule 205 by an attorney representing the Company. The Audit Committee serves as the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee Charter is posted in the Corporate Governance section of the Company website, www.arcb.com.

Code of Conduct and Corporate Governance Guidelines

The Board has adopted a Code of Conduct and Corporate Governance Guidelines. The full text of the Code of Conduct is posted in the Investor Relations section of the Company website, www.arcb.com.

The Company’s Code of Conduct applies to all of its Directors, officers (including the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, and any person performing similar functions) and employees. The Company intends to post on its website any amendment to, or waiver from, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller or persons performing similar functions and that relates to any of the following elements of the Code of Conduct: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the Code of Conduct.

Director Compensation

The Nominating/Corporate Governance Committee is responsible for reviewing and awarding compensation to the non-employee Directors. The Nominating/Corporate Governance Committee sets the levels and forms of non-employee Director compensation based on its experience, review of the compensation paid to directors of comparable publicly traded companies and the advice of its independent compensation consultant. The Nominating/Corporate Governance Committee uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.

Cash Compensation

For the fiscal year ended December 31, 2014, the standard cash compensation arrangement for non-employee Directors was as follows:

Annual Retainers
Board Chair	$ 100,000
Members	$ 50,000
Audit Committee Chair	$ 15,000
Compensation Committee Chair	$ 12,000
Nominating/Corporate Governance Committee Chair	$ 8,000

Daily Meeting Fees
Board Meeting	$1,500 per day
Committee Meeting	$1,500 per day

Based on a review of peer practices conducted by Meridian, daily meeting fees have been eliminated and the annual retainer was adjusted. Effective January 1, 2015, the standard cash compensation arrangement for non-employee Directors is as follows.

Annual Retainers
Board Chair	$ 122,000
Members	$ 72,000
Audit Committee Chair	$ 15,000
Compensation Committee Chair	$ 12,000
Nominating/Corporate Governance Committee Chair	$ 8,000

Retainers are cumulative, i.e., each Director who is (i) a non-employee and (ii) not the Board Chair, receives a “Member Retainer” plus the appropriate retainer fee for any other positions he or she holds.

Equity-Based Awards

The policy for granting equity awards states that the Nominating/Corporate Governance Committee is responsible for granting all equity compensation to non-employee Directors. Under the terms of this policy, the effective date of an equity award will be the date which is five business days following the Company’s applicable quarterly earnings release.

The restricted stock unit (“RSU”) awards to non-employee Directors provide for three-year cliff vesting. All of the RSU awards are subject to accelerated vesting due to death, disability or change in control of the Company. Accelerated vesting for RSUs also occurs upon attainment of normal retirement age (age 65 with five years of service with the Company). Messrs. Alden, Allardyce, Legg, Morris and Young are currently eligible for normal retirement. Upon early retirement (three years of service as a Director), a Director is eligible for accelerated vesting of a pro rata number of shares based on the number of whole months since the award date. Dr. Philip and Mr. Spinner are currently eligible for early retirement. Ms. Stipp is not currently eligible for early retirement. Vested RSU awards are paid in shares, unless deferred under the provisions of the plan, on the earlier to occur of (i) the normal vesting date applicable to the award or (ii) the Director’s termination of service with the Company.

Stock Ownership Policy. The Nominating/Corporate Governance Committee believes that the Directors of the Company should maintain a level of equity holdings in the Company that will further align the interests of Directors with the Company’s stockholders. The Board adopted a Stock Ownership Policy for Directors, which was effective January 1, 2008. Under this policy, Directors must own shares equal to six times their annual retainer. No Director covered by the policy is permitted to sell any shares of Company stock until such time as the Director satisfies the stock ownership requirement. Restricted stock, RSUs and stock owned outright count toward the Company’s Stock Ownership Policy requirements. However, RSUs are not reflected as shares beneficially owned in the “Principal Stockholders and Management Ownership” table unless (i) the award is scheduled to vest within 60 days of the measurement date, (ii) the award is fully vested but deferred (and payable on a separation from service with the Company), or (iii) the award (or a portion of the award) is vested either due to the Director’s eligibility for normal retirement or early retirement pursuant to the award agreement under which the RSU was granted.

The Nominating/Corporate Governance Committee monitors ownership levels annually. As of the review completed in 2014, all of the Directors have met their ownership requirements.

Clawback Policy. The Committee has implemented a policy for the “clawback” of any equity awards granted to a Director whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board will, to the full extent permitted by governing law, in appropriate cases, effect the cancellation of unvested restricted or deferred stock awards previously granted to the Director if (a) the amount of the equity award was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement, (b) the Director engaged in intentional misconduct that caused or partially caused the need for the restatement and (c) the amount of the equity award that would have been awarded to the Director had the results been properly reported would have been lower than the amount actually awarded.

2014 Director Compensation Table

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2014.

	Fees Earned or	Stock	All Other
Name	Paid in Cash	Awards	Compensation	Total
(1)		(2, 3)
John W. Alden(4)	$ 71,917	$ 100,400	$ –	$ 172,317
Fred A. Allardyce(4)	78,542	100,400	–	178,942
William M. Legg(4)	69,083	100,400	–	169,483
John H. Morris	73,667	100,400	–	174,067
Craig E. Philip	62,667	100,400	–	163,067
Steven L. Spinner	64,167	100,400	–	164,567
Janice E. Stipp	64,167	100,400	–	164,567
Robert A. Young III	109,000	100,400	64,931(5)	274,331

(1)

Judy R. McReynolds, the President and Chief Executive Officer of the Company, is not included in this table since she is an employee of the Company and thus received no compensation for her service as a Director. The compensation received by Ms. McReynolds as an officer of the Company is shown in the Summary Compensation Table on page 39.

(2)

Reflects the aggregate grant date fair value of awards made during 2014 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly Statement of Financial Accounting Standards No. 123R) (“FASB ASC Topic 718”), determined without regard to estimated forfeitures. Messrs. Alden, Allardyce, Legg, Morris, Spinner and Young, Dr. Philip and Ms. Stipp received an award of 2,500 RSUs under the 2005 Ownership Incentive Plan on May 8, 2014 (computed using the closing price of $40.16 per share on such date). See Note L to the consolidated financial statements in the Company’s 2014 Annual Report on Form 10-K for additional detail on share-based compensation. Dividends are paid on RSUs at the same rate and at the same time as the dividends paid to stockholders.

(3)	As of December 31, 2014, each non-employee Director had the following aggregate number of RSUs outstanding, although only the value of the 2014 RSU award is provided in the Stock Awards column.

	Alden	Allardyce*	Legg	Morris*	Philip	Spinner	Stipp	Young
Vested but subject to transfer restrictions	11,200	20,000	11,200	20,000	4,444	4,444	–	11,200
Unvested	–	–	–	–	5,317	5,317	11,200	–
Total RSUs Outstanding	11,200	20,000	11,200	20,000	9,761	9,761	11,200	11,200

*Mr. Allardyce elected to defer his 2009 RSU award of 4,400 RSUs and his 2010 award of 4,400 RSUs until his termination from Board service. Mr. Morris elected to defer his 2009 RSU award of 4,400 RSUs and his 2011 RSU award of 4,400 RSUs until termination from Board Service. All deferral elections must be made in the year prior to the year the award is granted.

(4)	Committee Chairpersons: Mr. Allardyce, Audit Committee and Qualified Legal Compliance Committee; Mr. Morris, Compensation Committee and Mr. Alden, Nominating/Corporate Governance Committee.

(5)	For purposes of the column titled “All Other Compensation,” for 2014 Mr. Young’s amount consists of the following:

Young
Perquisites(i)	$52,850
Gross-ups(i)	3,024
Executive medical premiums(ii)	9,057
Total	$64,931

(i)

Mr. Young’s perquisites include: (a) spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying him on the Company’s corporate aircraft, (b) personal use of an administrative assistant, (c) infrequent personal use of a lodging facility and related hunting property owned by the Company for business entertainment purposes and (d) a Christmas gift from the Company (the Company also provides a Christmas gift to each of the other Board members). It is estimated that 40% of Mr. Young’s administrative assistant’s time is spent on his personal business, and the incremental cost associated with that personal use is estimated to be $37,913. This value is calculated by adding together 40% of the administrative assistant’s salary, 401(k) match, DC contribution, pension accrual and health and welfare cost for 2014. Mr. Young retains an office at the Company’s corporate office.

(ii)

Because Mr. Young is a former officer of the Company, he and his spouse participate in the Company’s fully insured third-party executive medical plan that is provided for life upon retirement. The Company pays the majority of the premium amount for this coverage. The amount shown is total premiums paid by the Company for coverage during 2014.

Principal Stockholders and Management Ownership

The following table sets forth certain information concerning beneficial ownership of the Common Stock as of March 2, 2015 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each Director and officer who is listed in the Summary Compensation Table (collectively “Named Executive Officers”), and Director nominees; and (iii) all Directors and executive officers as a group.

Unless otherwise indicated, to the Company’s knowledge, the persons included in the tables below have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes RSUs that are (i) scheduled to vest within 60 days after March 2, 2015, (ii) vested but deferred (and payable on a separation from service with the Company), or (iii) vested but unsettled either due to the Director’s or officer’s eligibility for normal retirement or early retirement pursuant to the award agreement under which the award was granted. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On March 2, 2015, there were 25,986,079 shares of Common Stock outstanding.

		Shares	Percentage
		Beneficially	of Shares
		Owned	Outstanding

(i) Name / Address
BlackRock, Inc.(1)		2,273,417	8.75%
55 East 52nd Street, New York, NY 10022
Dimensional Fund Advisors LP(2)		2,172,147	8.36%
Building One, 6300 Bee Cave Road, Austin, TX 78746
The Vanguard Group, Inc.(3)		1,732,963	6.67%
100 Vanguard Blvd., Malvern, PA 19355
CI Global Investments, Inc.(4)
2 Queen Street East, 20th Floor, Toronto, ON M5C 3G7 Canada		1,502,000	5.78%

(ii) Name	Position

Robert A. Young III(5, 7)	Chairman of the Board (also a Director Nominee)	1,210,403	4.66%
John W. Alden(5, 8)	Director (also a Director Nominee)	33,500	*
Fred A. Allardyce(5, 6)	Director (also a Director Nominee)	38,000	*
William M. Legg(5)	Director (also a Director Nominee)	29,600	*
Judy R. McReynolds(5, 9)	Director and President and CEO (also a Director Nominee)	30,370	*
John H. Morris(5, 6)	Director (also a Director Nominee)	20,000	*
Craig E. Philip(5)	Director (also a Director Nominee)	11,506	*
Steven L. Spinner(5)	Director (also a Director Nominee)	11,306	*
Janice E. Stipp(5)	Director (also a Director Nominee)	–	*
Jim A. Ingram(5)	ABF Logistics President	–	*
Michael R. Johns(5)	Vice President–General Counsel and Corporate Secretary	203	*
J. Lavon Morton(5)(10)	Sr. Vice President–Risk and Chief Audit Executive	40,533	*
Michael E. Newcity(5)	Sr. Vice President–Chief Innovation Officer	2,365	*
Roy M. Slagle(5, 11)	Former ABF Freight President and CEO	26,036	*

(iii) All Current Directors and Executive Officers as a Group (20 total)(12)		1,515,522	5.80%
*Less than 1%

(1)

Based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 22, 2015, BlackRock, Inc. has sole voting power with respect to 2,214,321 shares and sole dispositive power with respect to 2,273,417 shares.

(2)

Based on information contained in Amendment No. 6 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 5, 2015, Dimensional Fund Advisors LP beneficially owns 2,172,147 shares of Common Stock and has sole voting power with respect to 2,079,965 shares and sole dispositive power with respect to 2,172,147 shares.

(3)

Based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 10, 2015, Vanguard has sole voting power with respect to 36,411 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 1,699,052 shares of Common Stock and shared dispositive power with respect to 33,911 shares of Common Stock.

(4)

Based on information contained in Schedule 13G filed with the SEC by CI Global Investments, Inc. on February 12, 2015, CI Global Investments, Inc. has sole voting and sole dispositive power with respect to 1,502,000 shares of Common Stock.

(5)

Includes RSUs, that are (i) scheduled to vest within 60 days after March 2, 2015, (ii) vested but deferred (and payable on a separation from service with the Company), or (iii) vested but unsettled either due to the Director’s or Named Executive Officer’s eligibility for normal retirement or early retirement pursuant to the award agreement under which the award was granted as follows:

As of March 2, 2015
Young	11,200
Alden	11,200
Allardyce	20,000
Legg	11,200
McReynolds	–
Morris	20,000
Philip	6,506
Spinner	6,506
Stipp	–
Ingram	–
Johns	–
Morton	21,380
Newcity	–
Slagle	18,400

(6)

Includes RSUs which are vested and deferred. Mr. Allardyce elected to defer his 2009 award of 4,400 RSUs and 2010 award of 4.400 RSUs until his termination from Board service. Mr. Morris elected to defer his 2009 award of 4,400 RSUs and 2011 award of 4,400 RSUs until his termination from Board service. All deferral elections must be made in the year prior to the year the award is granted. RSUs were granted under the Company’s 2005 Ownership Incentive Plan.

(7)

Includes 946,185 shares of Common Stock held by the Robert A. Young III 2008 Trust and 14,556 shares of Common Stock held by Cross Creek Management Co. of which Mr. Young is director and President. Mr. Young has sole voting and investment power over these shares.

(8)	Includes 22,300 shares of Common Stock held by the John W. Alden Trust, of which Mr. Alden is trustee.

(9)	Includes 30,370 shares of Common Stock held by the McReynolds 2005 Joint Trust, of which Ms. McReynolds is co-trustee.

(10)	Includes 21.535 shares held by Mr. Morton in the ArcBest 401(k) and DC Retirement Plan.

(11)	Includes 7,636 shares of Common Stock held by the Roy M. Slagle Living Trust, of which Mr. Slagle is trustee.

(12)

Includes 17,600 that are vested and deferred and 128,322 that will vest in 60 days or are vested either due to the Director’s or officer’s eligibility for normal retirement or early retirement pursuant to the terms of the Company’s 2005 Ownership Incentive Plan.

Executive Officers of the Company

The following information sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company, and subsidiaries of the company ABF Freight and ABF Logistics, Inc. (“ABF Logistics”). The executive officers, including the Named Executive Officers, serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see “Principal Stockholders and Management Ownership” on page 19. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

JUDY R. MCREYNOLDS, age 52, is President and Chief Executive Officer and a Director of the Company. See previous description under “Directors of the Company.”

TIMOTHY D. THORNE, age 53, has been President of ABF Freight since October 2014. Mr. Thorne has served ABF Freight in many capacities, including Vice President–Linehaul Operations from April 2013 to October 2014 and Regional Vice President of Operations in the Midvale, Utah and Reno, Nevada regional offices from May 2006 through March 2013. Prior to March 2006, Mr. Thorne had worked as Branch Manager at four ABF Freight terminals from May 1993 through April 2006, including Florence and Decatur, Alabama; Nashville, Tennessee and Carlisle, Pennsylvania. He joined ABF Freight as a Supervisor Assistant at the Orlando, Florida terminal in 1990, working in that position until serving as Sales Representative at the same terminal from June 1992 to May 1993. Mr. Thorne holds a B.S.B.A. from the University of Oklahoma and an M.B.A. from the University of North Alabama. He served as a captain in the U.S. Army.

JIM A. INGRAM, age 47, has been President of ABF Logistics since August 2013. For ArcBest, he was Senior Vice President–Strategy from November 2011 through January 2014, Vice President–Strategic Development from April 2010 through October 2011, and Vice President–Market Development from January 2008 to April 2010. Prior to 2008, Mr. Ingram served as Vice President–Market Development for ABF Freight from February 2006 through December 2007, and from January 2000 through January 2006, he was ABF Freight’s Director–Quotation Services. Between January 1990 and December 1999, he held the positions of Analyst, Senior Analyst and Pricing Manager in ABF Freight’s Pricing Department.

MICHAEL E. NEWCITY, age 45, has been Senior Vice President-Chief Innovation Officer for the Company and President of the Company’s subsidiary ArcBest Technologies, Inc. since January 2015. He previously served the Company as Chief Financial Officer and Chief Information Officer from August 2013 to December 2014, and prior to that had been Vice President–Chief Financial Officer from June 2010 until July 2013, and Director–Economic Analysis from November 2007 through May 2010. Prior to that he had served as Director–E-Systems and Emerging Technologies for ABF Freight from November 2005 through October 2007.  In these capacities, Mr. Newcity led the group that provides critical analysis on topics including costing and profitability methods, incentive plans, metrics and forecasting, as well as the development and implementation of internal management systems. From January 2000 through October 2005, Mr. Newcity held several managerial positions with ABF Freight that spanned marketing, information technology and business development. He began his career with the Company in 1993 at its subsidiary, ArcBest Technologies, Inc., leading the Company’s e-commerce development initiatives through December 1999. Mr. Newcity holds an M.B.A from the Walton College at the University of Arkansas.

J. LAVON MORTON, age 64, has been Senior Vice President–Risk and Chief Audit Executive since October 2014. He previously served as Senior Vice President-Tax and Chief Audit Executive from January 2010 through September 2014 and as the Company’s Vice President–Tax and Chief Internal Auditor from January 2000 through December 2009. From May 1997 to December 1999, Mr. Morton was the Vice President–Financial Reporting. Mr. Morton joined the Company as Assistant Treasurer in December 1996. From 1972 through November 1996, Mr. Morton was employed by Ernst & Young LLP. Mr. Morton was a Partner in Ernst & Young LLP from October 1984 through November 1996. From January 2003 to October 2005, Mr. Morton was a Director and a designated Audit Committee Financial Expert of BEI Technologies, Inc. which was purchased by Schneider Electric in October 2005. Mr. Morton is currently Chairman of the Tax Policy Committee of the American Trucking Associations (the “ATA”) and a member of the Board of Directors of the ATA. He previously served as Chairman of the ATA’s Tax Policy Committee and was a member of the ATA Board of Directors from October 2004 to October 2007. Mr. Morton is a Certified Public Accountant. Mr. Morton has an undergraduate degree in Accounting from the University of Central Arkansas and a Master of Taxation degree from the University of Tulsa.

DAVID R. COBB, age 49, has been Vice President-Chief Financial Officer since January 2015 and previously served as Vice President and Controller for the Company from May 2006 through December 2014 and Chief Accounting Officer for the Company from January 2010 through December 2014. Mr. Cobb was employed by Smith International, Inc., a publicly traded international oilfield service company acquired by Schlumberger Limited, as Vice President and Controller from 2002 to April 2006. He was employed by Kent Electronics Corporation, a publicly traded specialty electronics distributor and network integrator, from 1995 to 2001 and Price Waterhouse, a predecessor of PricewaterhouseCoopers LLP from 1988 to 1994. Mr. Cobb is a Certified Public Accountant and has served publicly traded companies since 1988.

CHRISTOPHER L. BURTON, age 57, has been Vice President–Business Insight & Analytics for the Company since January 2015 and previously served as Vice President–Economic Analysis from January 2008 through December 2014. He served ABF Freight as Vice President–Economic Analysis from February 2006 through December 2007, Director–Economic Analysis from September 1995 through January 2006, and Manager–Pricing from February 1995 through August 1995. From January 1979 through January 1995, Mr. Burton served the Company’s subsidiary, ArcBest Technologies, Inc., as Manager of Services and Human Resources and Systems Analyst/Programmer and also worked for the Company as an Economic Analyst.

WALTER J. ECHOLS, age 61, has been Vice President–Real Estate for the Company since January 2012. Mr. Echols previously served as Vice President–Real Estate for ABF Freight from January 1994 until January 2012 and Director–Real Estate for ABF Freight from November 1987 until 1994. Mr. Echols joined ArcBest Technologies, Inc., a subsidiary of the Company, in June 1975 serving as Manager–Sales and Marketing until becoming Manager of the ArcBest Technologies, Inc. Information Center in 1983. Mr. Echols holds a B.S.B.A. in Finance from the University of Arkansas.

KATHLEEN A. FIEWEGER, age 50, has been Vice President–Marketing and Corporate Communications, Chief Marketing Officer since May 2013. Prior to joining the Company, she had worked for eight years as a nationally-recognized consultant and expert in media strategy, crisis and issues management. She was Executive Vice President, General Manager for MWW Group from 2011 to 2012 and Senior Vice President at Edelman from 2009 to 2011. She has worked as Vice President for US Bank from 2006 to 2008 and served as a Director in the Corporate and Government Affairs Group at United Airlines from 2004 to 2005. From 1990 to 2004, she worked for Reuters as a journalist. Ms. Fieweger holds a Bachelor’s degree from the University of Notre Dame, a Master’s degree in Journalism from Northwestern University and an M.B.A. from the University of Chicago.

ERIN K. GATTIS, age 41, has been Vice President–Human Resources for the Company since October 2011. She previously served as the Company’s Chief of Staff from January 2010 through September 2011. Prior to that departmental director position, Ms. Gattis served as Manager of Retirement Services and Executive Compensation from August 2006 to September 2009. She joined the Company in 1999 and between 1999 and 2006 worked for both the Company and ABF Freight as a Retirement Specialist, Benefits Analyst, Supervisor of Executive Compensation and Manager of Executive Compensation. She holds a Bachelor’s degree from Arkansas Tech University in Economics and Finance. Ms. Gattis has a Senior Professional in Human Resources certification.

MICHAEL R. JOHNS, age 56, has been the Company’s Vice President–General Counsel and Corporate Secretary since April 2007. From 1991 to 2007, he was a partner in the law firm of Dover Dixon Horne PLLC in Little Rock, Arkansas. Mr. Johns was a practicing attorney in two other Little Rock law firms for seven years, including Rose Law Firm, prior to 1991. He is a Certified Public Accountant. Mr. Johns is a member of the American Bar Association, Sebastian County Bar Association and Arkansas Society of Certified Public Accountants.

DANIEL E. LOE, age 40, has been Vice President–Enterprise Customer Solutions for ArcBest since May 2014. Prior to his current position, Mr. Loe had served as Vice President–Yield Management for ABF Freight since 2010. In previous positions with ABF Freight, he had worked as Director of Marketing & Public Relations from 2004 to 2010, and Senior Pricing Analyst from 2000 to 2004. Mr. Loe joined the Company in 1997, working as an Associate Analyst, Analyst, and Lead Analyst in the Pricing Department prior to his promotion to Senior Pricing Analyst in 2000. He holds a Bachelor’s degree in Industrial Engineering from the University of Arkansas.

Compensation Discussion & Analysis

The purpose of this Compensation Discussion & Analysis (“CD&A”) is to provide you with an overview and analysis of (i) our executive compensation programs; (ii) material compensation changes made during the year for Named Executive Officers; and (iii) the process for review and decision-making for the executive compensation programs. The Compensation Committee (the “Committee”) of the Board of Directors determines the compensation and reviews, approves and oversees the administration of plans and programs for our Named Executive Officers.

The Named Executive Officers for 2014 are listed below:

Named Executive Officer	Title

Judy R. McReynolds	ArcBest President and Chief Executive Officer (“ArcBest CEO”)
Jim A. Ingram	ABF Logistics President
J. Lavon Morton	ArcBest Senior Vice President–Risk and Chief Audit Executive
Michael E. Newcity	ArcBest Senior Vice President–Chief Financial Officer and Chief Information Officer (“CFO/CIO”)[1]
Michael R. Johns	ArcBest Vice President–General Counsel and Corporate Secretary
Roy M. Slagle	Former ABF Freight President and Chief Executive Officer (“ABF CEO”) (Retired October 15, 2014)

(1)          On January 1, 2015, Mr. Newcity was named ArcBest Chief Innovation Officer and ArcBest Technologies, Inc. President.

Executive Summary

Our Company

At ArcBest Corporation℠, we solve complex transportation and logistics challenges. We began over 90 years ago as an LTL carrier, ABF Freight System, Inc., and we have grown significantly over the past several years, continuing to diversify and expand our total product and service offerings to meet our customers’ needs. Our companies and brands – ABF Freight℠, ABF Logistics℠, Panther Premium Logistics℠, FleetNet America®, U-Pack® and ArcBest Technologies – apply The Skill and The Will℠ with every shipment and supply chain solution, household move or vehicle repair.

Company Performance

In 2014, as expected, ABF Freight’s profitability improved following its new November 2013 collective bargaining agreement with the International Brotherhood of Teamsters, which reduced expenses and allowed ABF Freight to be more cost competitive with its LTL industry peers. As more customers recognized the ArcBest Companies’ ability to provide holistic transportation and logistics solutions, each of the Company’s operating segments experienced revenue growth again this year. A few financial highlights for 2014 include:

•     Revenue increased 14% to $2.6 billion, up from to $2.3 billion in 2013, with 27% of total revenue generated from emerging businesses.

•     Net income of $46.2 million, or $1.69 per share, nearly three times full year 2013 net income of $15.8 million or $0.59 per share.

•      Combined EBITDA and operating income for the emerging businesses increased 45% to $40.5 million and 71% to $25.8 million, respectively, in 2014. For a definition of EBITDA, a reconciliation to operating income and other information regarding EBITDA, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in the Company’s 2014 Annual Report on Form 10-K.

•     Stock price appreciation of 37%.

Executive Compensation Relative to Company Performance

Overall compensation levels in 2014 for the Named Executive Officers increased compared to 2013, reflecting the improved performance of the Company.

Annual Incentive Compensation:  For 2014, the annual cash incentive continued to be based on Return on Capital Employed (“ROCE”) and operating income improvement as compared to the prior year. These metrics were weighted 50% each.

Based on an assessment of the plan goals, a payout of approximately 152% of the target incentive opportunity under the 2014 annual plan was achieved as outlined further on page 32.

Long-Term Incentive Compensation:  The 2012-2014 cash long-term incentive compensation plan was based on Total Shareholder Return (“TSR”) compared to our peer group and ROCE goals.

Relative performance under the TSR component and ROCE levels generated a below target payment under the 2012-2014 plan, as outlined further on page 33. A cash long-term incentive award opportunity for 2014-2016 was granted including metrics for ROCE and TSR consistent with the grant for 2012-2014 and 2013-2015.

Consistent with equity awards in 2012 and 2013, an RSU award was granted to Named Executive Officers in 2014 to further link Named Executive Officer compensation with stock price performance and stockholder interests.

Key Compensation and Governance Policies

The Committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our shareholders. Some of our key policies are summarized below:

What We Do:

•	We tie pay to performance. The majority of executive pay is variable.
•	Long-term compensation is subject to extended vesting requirements (five years for RSUs and three years for the cash long-term incentive compensation plan).
•	We maintain significant stock ownership guidelines for our Named Executive Officers.
•	We have a clawback policy.
•	We conduct annual risk assessments.

What We Don’t Do:

•	We do not provide tax gross up payments for any amounts considered excess parachute payments.
•	We do not permit the repricing of stock options without prior shareholder approval, except in connection with a transaction.
•	We do not provide excessive perquisites to our Named Executive Officers.
•	We do not permit hedging or pledging of Company stock.
•	We do not have single trigger payments upon a change in control.

Compensation Philosophy and Objectives

The primary objectives of the Company’s executive compensation program are to:

•	attract and retain highly qualified executives;
•	motivate the Company’s leaders to work together as a team to deliver superior business performance;
•	encourage balance between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time; and
•	ensure that the interests and risk tolerance of the Company’s leaders are closely aligned with those of the Company’s stockholders.

As discussed in the sections that follow, the Company uses a variety of compensation vehicles to meet its compensation philosophy and objectives. The Company does not establish a targeted mix of weightings between the various components. Both internal and external influences on our compensation program fluctuate periodically, and the Company believes that it is in the best interest of the Company, the Company’s stockholders, as well as the Named Executive Officers, to provide the Committee with the flexibility to design a compensation program appropriate to the current market environment and the Company’s goals.

Experience, scope and complexity of the position, current objectives and responsibilities, internal equity, retention needs and relative compensation of the peer group are all important factors used to determine the compensation of the Company’s executives.

Each Named Executive Officer is a long-term employee of the Company with tenure ranging from 8 to 38 years, resulting in a group that is very knowledgeable about our Company and the transportation industry. This knowledge is extremely valuable to both the Company and our stockholders and makes members of our management desired targets for recruitment by other transportation companies. Our compensation program is designed to prevent loss of our existing managerial talent as well as attract future leaders for the Company.

2014 Variable vs. Fixed Compensation

One of the primary considerations in trying to implement our compensation philosophy and objectives is striking the proper balance between fixed and variable compensation.  Fixed compensation ensures that the executive receives a minimum level of compensation irrespective of company performance, which is important for retention and risk reduction. Variable compensation ties the executive’s compensation to Company performance, aligning the executive’s interests with those of the Company’s stockholders.  The charts below show the significant portion of the Named Executive Officers’ 2014 target compensation that was variable and based either on reaching certain performance goals or the value of the Common Stock.

Pay for Performance

In addition to being designed to attract and retain effective management, our compensation program also has a strong relationship between pay and performance and our compensation programs evolve and are adjusted over time to support the Company’s goals and short- and long-term objectives. The following chart illustrates how annual incentive payments consistently track with the Company’s operating income performance.

Response to 2014 Say on Pay Vote

In 2014, the Company held its fourth annual stockholder advisory vote on the compensation paid to our Named Executive Officers, resulting in almost 98% of votes cast approving such compensation. The Committee considered these results and the overwhelming support expressed by stockholders as well as many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A. These factors include the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data of a selected group of peers. Each of these factors is evaluated in the context of the Committee’s duty to act as the Directors determine to be in the stockholders’ best interests. Based on this evaluation, the Committee did not make any changes to our executive compensation program, policies or pay levels as a result of the 2014 “say on pay” advisory vote.

Roles and Responsibilities in Determining Executive Compensation

The Compensation Committee is responsible for overseeing and approving compensation levels and incentive plans for the Named Executive Officers. The Committee approves salary levels, incentive plan performance metrics, performance goals, targets and maximum payouts, equity awards and the peer group used for benchmarking. The Committee also evaluates the need for, and the provisions of, severance arrangements for the Named Executive Officers. As a part of its responsibilities, the Committee also reviews risks associated with compensation plans.

The Committee retains an independent consultant, Meridian, to assist with the evaluation of compensation programs and award levels and to provide updates to the Committee on trends and issues related to executive compensation as well as to review executive compensation related proxy disclosures. Meridian also participates in Committee meetings, as requested by the Committee, and reviews Committee materials. See “Committees of the Board –Compensation Committee” for more information regarding the Committee’s independent consultant.

The Company has retained Mercer to provide additional consulting services at the direction of management and to assist with management’s recommendations for our peer group and executive compensation. Mercer assists management with market analysis, plan design, proxy disclosure review, and review of corporate governance practices.

From time to time, at the Committee’s request, the Company’s Chairman of the Board, President and Chief Executive Officer, Senior Vice President–Risk and Chief Audit Executive, Vice President–General Counsel and Corporate Secretary, Senior Vice President–Chief Financial Officer and Chief Information Officer and Vice President–Human Resources provide analysis and recommendations to the Committee on compensation issues.

At certain meetings, the President and Chief Executive Officer presents pay recommendations to the Committee for her direct reports. The President and Chief Executive Officer does not make recommendations on her own compensation. Some or all of the previously-listed individuals are routinely invited by the Committee to attend Committee meetings in order to provide information relating to matters the Committee is considering. None of the previously-listed individuals participate in discussions concerning their own pay or attend Committee executive sessions, except to the extent requested by the Committee.

Management formulates its recommendations with assistance from Mercer. The Committee considers management recommendations and reviews recommendations from Meridian before making decisions on compensation to be provided to the executives. The Committee feels these recommendations provide valuable insight in making compensation decisions; however, the Committee alone approves all pay decisions for the Named Executive Officers.

Determining Appropriate Pay Levels and Linkage to Objectives

The Committee compares its compensation program with the compensation levels of executives at similar peer entities in our industry to determine whether the Company is providing a competitive compensation program within the market in which we compete for qualified executives. For base salary, the Company targets the 50th percentile of the market (i.e., the peer group described on page 30) for Named Executive Officers. Annual cash incentives are designed to deliver total cash compensation (salary and annual incentives) to exceed the 50th percentile of the market when the Company performs above target performance levels. Total direct compensation, including base salary, annual cash incentives, long-term cash incentives and equity awards, is also targeted to exceed the 50th percentile of the market when the Company exceeds target performance levels. Compensation for each executive may vary from these targets based on the executive’s experience, the scope and complexity of the position, current objectives and responsibilities, internal equity and retention needs.

Peer Group. In conjunction with input from Meridian and Mercer, in January 2014 the Committee reviewed and revised the peer group that the Committee uses to analyze market compensation rates for its Named Executive Officers and the performance peer group for the TSR component of the cash long-term incentive plan to more accurately represent the Company’s current competitors. After taking into account our aggressive corporate goals to continue to expand into other areas of transportation and logistics in addition to LTL, the Committee determined that certain changes needed to be made to the peer group to better reflect the companies with which we compete in our industry and for executive talent. Our new market compensation competitor group incorporates a more appropriate mix of our transportation- and logistics-related competitors and was used for the relative performance measurement in long-term incentive awards granted in 2014 as well as for the market analysis mentioned below.

Company Name	Revenue in 2014 ($ thousands)
ArcBest Corporation	$ 2,600,000
Con-Way, Inc.	5,810,000
Echo Global Logistics, Inc.*	1,170,000
Forward Air Corporation*	781,000
Hub Group, Inc.*	3,600,000
JB Hunt Transport Services, Inc.*	6,200,000
Landstar System, Inc.*	3,200,000
Old Dominion Freight Line, Inc.	2,790,000
Roadrunner Transportation Systems, Inc.*	1,870,000
Saia, Inc.	1,300,000
Swift Transportation Company	4,300,000
Werner Enterprises, Inc.	2,100,000
XPO Logistics, Inc.*	2,400,000
YRC Worldwide Inc.	5,069,000

*New to the peer group in 2014.

The following companies were removed from the 2013 peer group: Celadon Group, Covenant Transport, Heartland Express, Knight Transportation, Marten Transport, USA Truck and Vitran Corporation.

Mercer conducted an in depth market analysis in 2014 for the Company’s executive compensation program. As part of the analysis, the Committee examined peer group salaries, incentive plan designs and equity award practices. This analysis indicated that total direct compensation for some of the Named Executive Officers was below the desired range. Certain compensation adjustments were made as a result of the analysis as further discussed below. Before the market analysis review in 2014, the most recent analysis was conducted in 2011.

Due to the strong performance orientation of the annual cash incentive, as discussed on page 32, and the long-term cash incentives, as described on page 33, the Committee is satisfied that above-median total cash and total direct compensation will only be awarded when the Company performs above market levels.  In setting performance goals, the Committee references the historical ROCE of the S&P 500 companies. The S&P 500 is an appropriate performance benchmark because it is a broad-based group of companies in leading industries in the United States. The S&P 500 reflects the risk and return characteristics of the broader market on an on-going basis. While the S&P 500 includes companies that are larger than the Company, the performance of these companies reflects stable, well-managed organizations. Performance at or above the level of the S&P 500 companies is considered acceptable performance by management and worthy of performance-based incentive payments. In addition, for long-term incentives, the Company uses TSR relative to the above listed peer group to more directly align the cash long-term incentive plan with above-market shareholder value creation.

The Committee evaluates Named Executive Officers’ compensation by analyzing two general categories: (i) short-term cash compensation and (ii) long-term incentive compensation.

Short-Term Cash Compensation						Long-Term Incentive Compensation
Base Salary	+	Annual Cash Incentive (1-Yr. Financial Goals)	=	Total Short- Term Cash Compensation	+	Long-Term Cash Incentive (3-Yr. Financial & Market Goals)	+	Equity Awards (5-Yr. vesting)	=	Total Direct Compensation

Although the Committee also reviews retirement, perquisites and other benefits such as the 401(k) plan and health and welfare benefits, these benefits are not referenced against market data or used in determining direct compensation levels. These benefits are more fully described in the “Retirement and Other Benefits” and the “Perquisites” sections of this CD&A.

Retirement of Mr. Slagle

Mr. Slagle retired from the Company on October 15, 2014. Because Mr. Slagle’s termination constituted an early retirement under the Company’s plans and programs, he received prorated payments under the Company’s annual incentive plan and cash long-term incentive compensation plan for the 2012-2014 performance period and certain payments in connection with Company retirement plans. Following the required six-month waiting period under Section 409A of the IRC, Mr. Slagle will receive shares as a result of settlement of vested and outstanding RSUs. In addition, Mr. Slagle and his spouse participate in the Company’s fully insured third-party executive medical plan that is provided upon retirement. Mr. Slagle is responsible for paying a reduced monthly premium for this coverage. Additional information about these payments and benefits is included in the Summary Compensation Table (and narrative to the table) as well as the section below entitled “Potential Payments upon Termination or Change in Control.”

Because of Mr. Slagle’s strong connections in the industry and his decades of experience, we have asked him to make himself available to us to help ensure a smooth transition. In addition, we wanted to make sure that Mr. Slagle does not compete or solicit employees or customers away from us. Therefore, on October 24, 2014, the Company and Mr. Slagle entered into a consulting agreement under which Mr. Slagle will provide consulting services to the Company for a term of three years (the “Consulting Agreement”).

Components of Compensation

Base Salary.  Base salaries for Named Executive Officers are reviewed by the Committee on an annual basis. In establishing base salaries, the Committee reviews the following:

•

the Company’s compensation philosophy and objectives as described above including consideration of the executive’s experience, the scope and complexity of the executive’s position, current objectives and responsibilities, internal equity and retention needs;

•	market analysis;
•	input from the Committee’s independent consultant, Meridian;
•	economic and inflationary factors;
•	the Company’s recent and historical financial performance;
•	the Company’s strategic plans;
•	the resources of the Company; and
•	the President and Chief Executive Officer’s recommendations (on positions other than her own).

The Committee does not assign a specific weighting to any of these factors.

Market adjustments may be made when an individual is performing successfully and a gap is identified between the market data and the officer’s base salary. Based on market compensation analysis completed by Mercer in 2014, the Committee approved salary increases effective July 1, 2014 for the officer group to recognize identified gaps. The following chart shows the annualized base salary rates in effect as of December 31 for each Named Executive Officer for 2012, 2013 and 2014:

	2012 Salary	2013 Salary	2014 Salary
Judy R. McReynolds	$575,000	$575,000	$625,000
Jim A. Ingram	$294,000	$325,000	$335,000
J. Lavon Morton	$294,000	$294,000	$320,000
Michael E. Newcity	$266,000	$294,000	$320,000
Michael R. Johns	$266,000	$266,000	$300,000
Roy M. Slagle	$375,000	$375,000	$390,000

Annual Cash Incentive Compensation.  The annual cash incentive for 2014 was based on the Company’s ROCE and operating income improvement, as it was in 2012 and 2013. The performance metrics were equally weighted. Operating income is generally determined as operating income as shown by the consolidated financial statements and consistent with the historical determination of operating income in ArcBest’s financial statements (adjusted for nonrecurring or unusual items). The use of improvement in operating income as a performance metric reinforces the Company’s emphasis on profitable growth. ROCE is generally calculated by dividing net income (adjusted for nonrecurring or unusual items) by average adjusted debt plus average equity for the applicable period. The Committee and management believe that ROCE keeps participants focused on the profitable use of Company resources, which increases the value of the Company to its stockholders. Additionally, ROCE is a valuable motivational tool since it can be calculated throughout the year by participants.

The ROCE incentive award scale is based on studies conducted since the inception of the ROCE plan in 1998 regarding the historical average ROCE for the S&P 500 publicly traded companies over longer periods of time.

Under the annual cash incentive program, Named Executive Officers had a target incentive opportunity expressed as a percentage of their base salary paid during the year that is multiplied by a performance factor determined by the actual levels of operating income improvement and ROCE achieved by the Company.

The following table shows the incentive targets for the 2014 fiscal year for the annual incentive plan:

Target Incentive (% of Base Salary Paid During 2014)
Judy R. McReynolds	100%
Jim A. Ingram	60%
J. Lavon Morton	50%
Michael E. Newcity	50%
Michael R. Johns	45%
Roy M. Slagle	70%

The following tables show the performance factor applied to varying levels of performance for each of the two performance metrics utilized for fiscal year 2014. The performance factor earned for performance at levels between those indicated below is calculated using straight-line interpolation. The operating income component was capped at a 200% performance factor and the ROCE component was capped at a 300% performance factor.

Operating Income Improvement	Performance Factor Earned
<$20 million	0%
+$20 million	25%
+$50 million	100%
+$80 million	200%

ROCE % Achieved	Performance Factor Earned
<5%	0%
5%	50%
10%	100%
15%	300%

Actual operating income improvement achieved for the 2014 fiscal year as measured under the annual plan was $59.7 million and the ROCE was 11.81%. Combining the two resulting performance factors (weighted 50% each) produced a payout of approximately 152% of the target incentive opportunity. Actual payouts are shown below:

	2014 Target Annual Incentive Opportunity	Actual 2014 Annual Incentive Plan Payout
Judy R. McReynolds	$582,772	$887,729
Jim A. Ingram	$192,137	$292,680
J. Lavon Morton	$149,090	$227,106
Michael E. Newcity	$149,090	$227,106
Michael R. Johns	$123,629	$188,322
Roy M. Slagle (retired 10/15/2014)[1]	$267,750	$320,664

1.          Actual incentive payment provided above for Mr. Slagle is prorated based on his early retirement date of October 15, 2014.

Long-Term Cash Incentive Compensation.  The Committee has awarded three-year cash incentive opportunities annually since 2006.

In February 2014, the Committee granted a three-year cash long-term incentive plan award for January 1, 2014 through December 31, 2016 using the same components as the 2012-2014 and 2013-2015 plans. The 2014-2016 cash long-term incentive plan components are:

Cash Long-Term Incentive Plan Components	Weighting
Relative TSR Component	50%
ROCE Component	50%

Management and the Committee believe that the combination of performance measures in the cash long-term incentive plan places an emphasis on the efficient use of corporate assets to create profitable growth during the measurement period and rewards participants when they outperform their peer group. The relative TSR component is intended to more directly align the plan with shareholder value creation relative to our peers while the ROCE component aligns management’s interest with our profitability and appropriate employment of capital.

The performance peer group for the TSR component of the 2014-2016 cash long-term incentive plan is listed in the “Determining Appropriate Pay Levels and Linkage to Objectives” section of the CD&A.

For the ROCE Component, the Committee used the Company’s three-year average ROCE as its performance measure. The ROCE goal is based on studies conducted by the Company on historical averages of ROCE for S&P 500 publicly traded companies over longer periods of time. ROCE is generally calculated by dividing net income (adjusted for nonrecurring or unusual items) by average debt plus average equity for the applicable period.

For the 2014-2016 cash long-term incentive plan, the Named Executive Officers have a target incentive opportunity expressed as a percentage of their average base salary paid during the performance period. The following table shows the 2014 target incentive for the Named Executive Officers for the 2014-2016 cash long-term incentive plan.

Cash Long-Term Incentive Plan Target Incentive Opportunity (% of Average Base Salary Paid During Performance Period )
Judy R. McReynolds	85%
Jim A. Ingram	75%
J. Lavon Morton	70%
Michael E. Newcity	70%
Michael R. Johns	60%
Roy M. Slagle	75%

The following tables show the performance factor that will be applied to varying levels of possible performance for each of the two performance metrics utilized for the 2014-2016 cash long-term incentive plan. The performance factor earned for performance at levels between those indicated below is calculated using straight-line interpolation. The Relative TSR component was capped at a 200% performance factor and the ROCE component was capped at a 300% performance factor. Payments for the 2014-2016 cash long-term incentive plan, if any, will be made in early 2017.

Relative TSR	Performance Factor Earned for Relative TSR
< 25th percentile	0%
25th percentile	25%
50th percentile	100%
75th percentile	200%

ROCE % Achieved	Performance Factor Earned on ROCE
<3%	0%
3%	30%
10%	100%
15%	300%

The performance period for the 2012-2014 cash long-term incentive compensation plan ended on December 31, 2014. The actual TSR percentile rank was 58.4 and ROCE was 3.83% as calculated under the terms of the 2012-2014 cash long-term incentive compensation plan. Combining the resulting two performance factors (weighted 50% each) produced a payout of approximately 86% of the target incentive opportunity as reflected in the table below.

	2012-2014 Target Cash Long-Term Incentive Opportunity	Actual 2012-2014 Long-Term Incentive Plan Payout
Judy R. McReynolds	$490,952	$421,944
Jim A. Ingram	$222,184	$190,953
J. Lavon Morton	$206,775	$177,711
Michael E. Newcity	$181,621	$156,092
Michael R. Johns	$161,346	$138,667
Roy M. Slagle (retired 10/15/14)[1]	$283,125	$225,759

1.  Incentive payment for Mr. Slagle is prorated based on his early retirement date of October 15, 2014.

Equity Awards. The Company’s policies and practices for aligning the Named Executive Officers’ interests with stockholders’ interests and encouraging stock ownership by Named Executive Officers are described below.

To help align executive interests with those of shareholders, the Company grants RSU awards. In 2014, Named Executive Officers were granted time-vested RSUs under the Company’s 2005 Ownership Incentive Plan as follows:

Named Executive Officer	Targeted Grant Date Award Value	RSUs Granted in 2014
Judy R. McReynolds	$330,000	8,200
Jim A. Ingram	$200,000	5,000
J. Lavon Morton	$180,000	4,500
Michael E. Newcity	$180,000	4,500
Michael R. Johns	$170,000	4,200
Roy M. Slagle (retired 10/15/2014)[1]	$240,000	6,000

1.  Award was forfeited at retirement because the early retirement date was less than one year from the award date.

The number of RSUs awarded to each Named Executive Officer was based, in large part, on the Named Executive Officer’s position within the Company. Other considerations included the total number of shares available to be granted, the number of previously granted RSUs currently outstanding, burn rate and potential shareholder dilution. See “Outstanding Equity Awards at 2014 Fiscal Year-End” for additional information regarding these awards.

The Committee has granted RSUs since 2007. The Committee believes the awarding of RSUs with five-year cliff vesting facilitates the Named Executive Officers’ accumulation of an equity interest in the Company and helps to retain key talent. This vesting schedule also assists the Named Executive Officers in complying with the Stock Ownership Policy. Stock will be issued in settlement of the RSUs on the regular five-year vesting date or, if earlier, at the time the Named Executive Officer’s employment terminates due to retirement, death or disability.

Ownership and Retention Policy. The Committee believes that the Named Executive Officers should maintain meaningful equity holdings in the Company in order to align their interests with those of the Company’s shareholders. The Board adopted a Stock Ownership Policy (the “Policy”) for Named Executive Officers that became effective January 1, 2008. Under the Policy, Named Executive Officers must own stock with a value equal to or greater than the following multiple of their base salary.

Position Title	Stock Ownership Multiple

ArcBest President and CEO	3 x base salary

Other Named Executive Officers	2 x base salary

Participants are prohibited from selling any company stock (except to pay the taxes generated as a result of equity grants or vesting) until the ownership requirement is attained. Stock owned in a Company-sponsored retirement plan, restricted stock, RSUs and stock owned outright each count toward the ownership requirement. The Committee monitors ownership levels annually. The Committee reserves the right to amend or terminate the Policy at any time or waive the restrictions for any individual at its sole discretion. As of the last review which took place in April, 2014, all Named Executive Officers have met or exceeded their ownership requirement.

Equity Award Practices. The Committee’s policy for granting equity awards states:

•	the Committee is responsible for granting equity-based compensation for all employees;
•	the award dates for each grant are five business days following the Company’s applicable quarter’s earnings release;
•	the exercise price or value of the grant is determined by reference to the closing price of the Common Stock on the specified award date;
•	the number of shares/units awarded will be based on stated dollar amounts for each participant unless otherwise approved by the Board; and
•	any award which does not conform to these policy requirements must be approved by the Board.

Retirement and Other Benefits. The Named Executive Officers are eligible to participate in retirement and benefit programs as described below. The Committee generally reviews the overall cost to the Company of the various programs on an annual basis or when changes are proposed. The Committee believes the benefits provided by these programs continue to be important factors in attracting and retaining the overall officer group, including the Named Executive Officers. However, in recent years, these benefits have become more limited as their cost rises and general compensation trends move away from the provision of additional benefits under defined benefit retirement plans.

Prior to 2009, the Company provided Named Executive Officers with the predominant portion of their long-term compensation through post-employment payments under the Supplemental Benefit Plan (the “SBP”) and Deferred Salary Agreements (“DSA”) retirement programs described on page 36 and 37. All benefits under these plans have been frozen, and officers now receive a significant portion of their long-term compensation through the performance plans previously described. As officers promoted or hired after the SBP and DSA freeze, Messrs. Ingram, Newcity, and Johns are not participants in the SBP or DSA.

Following are the various benefit programs in which the Named Executive Officers have either active or frozen participation.

401(k) and DC Retirement Plan – The Company maintains the ArcBest 401(k) and DC Retirement Plan for eligible noncontractual employees. The Named Executive Officers are eligible to participate in this plan on the same basis as all other eligible employees. The Company matches 50% of the employee’s contributions up to a maximum of 6% of the employee’s eligible earnings subject to the Internal Revenue Service (“IRS”) annual compensation limit.

After the freeze of the accrual of benefits for active participants of the ArcBest Corporation Pension Plan (the “Pension Plan”) effective on July 1, 2013 as described below, the former Pension Plan participants, including the Named Executive Officers, became eligible for Discretionary Defined Contributions. Discretionary Defined Contributions were originally established for those hired after the Pension Plan was frozen to new participants effective December 31, 2005. The Discretionary Defined Contributions are made by the Company and determined annually based on the operating results of the Company and made to the participant’s ArcBest 401(k) and DC Retirement Plan account. The amount of the Discretionary Defined Contribution is based on a percentage of annual eligible compensation (generally wages and incentive payments).

Voluntary Savings Plan (“VSP”) – The ArcBest VSP is a nonqualified plan which was created to offset the IRC limitations on contributions to the Company’s 401(k) plan for certain eligible officers, including the Named Executive Officers. Prior to 2010, the Company matched 15% of each participant’s contributions up to a maximum annual match amount of $15,000. The match was suspended for the VSP effective January 1, 2010 and has not been reinstated. See the “2014 Non-Qualified Deferred Compensation” section for a more detailed description of the VSP. Mr. Morton is the only Named Executive Officer that currently has a balance in the VSP.

Health and Welfare Plans – The Company provides medical, dental, vision, life insurance and disability benefits to all eligible noncontractual employees. The Named Executive Officers are eligible to participate in these benefit plans on the same basis as all other eligible noncontractual employees. The Named Executive Officers also have individual long-term disability policies paid by the Company that supplement the group disability policy.

Officer Life Insurance – The Company and certain other subsidiary officers, including the Named Executive Officers, are provided with life insurance coverage of $1 million in the event they suffer accidental death while traveling on Company business.

Post-Employment Supplemental Medical Policy (“Executive Medical Policy”) – The Company provides the Named Executive Officers and their eligible dependents with lifetime health coverage under the Company’s Executive Medical Policy following their termination of employment after age 55 with 10 years of service. The health coverage is provided through a fully insured third-party provided health plan. Eligible retired officers from age 55 to 60 pay a premium to the Company, historically equivalent to the then current COBRA rate. From age 60 to 65, a retired officer is required to reimburse the Company an amount equivalent to the premium paid for health coverage by active officers of the Company. For retired officers age 65 and over, nominal premiums are charged by the Company for continued retiree coverage.

The Executive Medical Policy provides that coverage will be forfeited if the officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company.

Supplemental Benefit Plan – Prior to 2010, the Company maintained a noncontributory, unfunded supplemental pension benefit plan that supplements benefits under the Pension Plan. Under the SBP, the Company will pay sums in addition to amounts payable under the Pension Plan to eligible officers, including the Named Executive Officers. The SBP has been frozen since December 31, 2009. See “2014 Pension Benefits” for more information.

Deferred Salary Agreements – The Company and ABF Freight also have unfunded, noncontributory DSAs with certain of their officers. No Named Executive Officers are active participants in the DSA; however, Ms. McReynolds and Messrs. Morton and Slagle have frozen benefits under the DSAs. See the “2014 Pension Benefits” section for more information.

Pension Plan – As part of their postemployment compensation, the Named Executive Officers participated in the Company’s non-union defined benefit Pension Plan on the same basis as other eligible noncontractual employees. Participation in the Pension Plan was frozen to new entrants effective December 31, 2005. Because the Named Executive Officers, excluding Mr. Johns who was hired after the freeze date, were already active Pension Plan participants as of the participation freeze date, they remained active participants in the Plan with other eligible noncontractual employees until the Pension Plan was amended to freeze the participant’s final average compensation and years of credited service as of July 1, 2013. See the “2014 Pension Benefits” section for more information on the benefit and terms and conditions of the Pension Plan.

Perquisites. Perquisites provided by the Company are generally limited to situations where there is some related business benefit to the Company, such as personal travel cost associated with spousal attendance at Company or industry events. See the “Summary Compensation Table” for a listing of the reportable perquisites for the Named Executive Officers.

Employment Agreements and Change in Control Provisions

None of our Named Executive Officers is party to an employment agreement with the Company. However, the Named Executive Officers do participate in the 2012 Change in Control Plan for certain senior officers of the Company. The Committee believes this plan serves the best interests of the stockholders since it helps retain executives during uncertain times leading up to and immediately following a change in control. By providing fair compensation in the event of termination following a change in control, the plan allows the executives to reasonably evaluate potential actions without concern over how it may impact them financially.

The plan provides the following benefits if an eligible executive is involuntarily terminated following a change in control:

(i)

a cash payment (for Ms. McReynolds the payment is two times her base salary plus two times her average annual cash incentive for the previous three years, and for other Named Executive Officers the payment is equal to the executive’s base salary plus his average annual cash incentive for the previous three years);

(ii)	a prorated annual incentive payment for the year of termination;
(iii)	prorated cash long-term incentive payments;
(iv)	full vesting of all equity awards; and
(v)	a lump sum payment adequate to cover medical and dental premiums for 24 months.

In addition, upon a change in control, benefits including the DSA and VSP will automatically vest. Also, if the equity awards are not replaced with awards of equal value upon on a change in control, then they will also vest. If the awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he/she shall become vested as of the termination date in any unvested equity awards.

The benefits are intended to provide the officer participants with a reasonable severance package that is based on the value the officers have created and is realized by the Company’s stockholders in the event of a change in control. None of the change in control provisions requires the Company to gross-up a Named Executive Officer for taxes they may owe on change in control benefits including any excise taxes under IRC Section 4999. Under the terms of the Change in Control Plan, a best-of-net calculation will be performed to determine whether change in control benefits due to the Named Executive Officers should be reduced (so no excise tax will be imposed under IRC Section 280G) or should be paid in full (with any excise taxes resulting to be paid in full by the Named Executive Officer). See “Potential Payments upon Termination or Change in Control” for additional information regarding the provisions of the 2012 Change in Control Plan.

Clawbacks

The Committee has implemented a policy for the “clawback” of any bonus or incentive compensation awarded to any executive officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded or effect the cancellation of unvested RSUs or deferred stock awards previously granted to the executive officer under the scenarios described as follows:

•	the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement;
•	the executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement; and
•	the amount of the bonus or incentive compensation that would have been awarded to the executive officer had the results been properly reported would have been lower than the amount actually awarded.

Anti-hedging and Pledging Policies

The Insider Trading Agreement prohibits certain transactions in the Company’s securities, including the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities. The policy also prohibits monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership, short-selling Company securities or “selling against the box” (failing to deliver sold securities), as well as any other hedging or pledging transaction involving the Company’s securities.

Tax Implications

Deductibility of Executive Compensation. Section 162(m) of the IRC generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its Chief Executive Officer or the other three most highly compensated officers of the Company (other than the Chief Executive Officer or Chief Financial Officer). Under Section 162(m), certain compensation, including “performance-based compensation,” is excluded from this deduction limitation. It is generally the Committee’s intent to structure compensation paid to the officers to be fully deductible. However, the Committee may award compensation that is not fully deductible if it determines that such awards are consistent with its compensation philosophy and in the best interests of the Company and its stockholders.

IRC Section 280G applies to payments made to executives of a company in connection with a change in control and prohibits the deduction of any “excess parachute payment.” Benefits payable under the 2012 Change in Control Plan as well as accelerated vesting of equity awards and annual and long-term cash incentives could result in “excess parachute payments” that are not deductible by us. For more information regarding amounts payable and benefits available upon the occurrence of certain changes in control, see “Executive Compensation – Potential Payments upon Termination or Change in Control.”

Non-Qualified Deferred Compensation. The Company designs and operates its nonqualified deferred compensation arrangements in a manner that is intended to be exempt or compliant with Section 409A of the IRC and the final regulations issued thereunder.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that it be included in the Company’s 2014 Annual Report on Form 10-K and, as applicable, the Company’s 2015 Proxy Statement.

Committee Members

John H. Morris, Chair
John W. Alden
Craig E. Philip

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members are officers or employees or former officers or employees of the Company. No executive officer of the Company serves as a member of the Board of any other entity or the Compensation Committee of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. Messrs. Morris and Alden and Dr. Philip served on the Compensation Committee in 2014. In 2014, Mr. Legg served on the Compensation Committee from January 1 through April 23.

Summary Compensation Table

The following table sets forth compensation paid for the fiscal years indicated for our 2014 Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Judy R. McReynolds ArcBest President and CEO	2014 2013 2012	$ 600,000 575,000 575,000	$ 329,312 331,056 242,055	$ 1,309,673 599,104 –	$ 45,704 – 97,574	$ 37,443 38,382 30,757	$ 2,322,132 1,543,542 945,386
Jim A. Ingram ABF Logistics President	2014 2013 2012	330,000 306,917 294,000	200,800 199,728 132,030	483,633 195,047 –	39,641 – 63,566	19,321 15,081 8,534	1,073,395 716,773 498,130
J Lavon Morton ArcBest Senior Vice President– Risk and Chief Audit Executive	2014 2013 2012	307,000 294,000 294,000	180,720 180,576 132,030	404,817 188,665 –	12,448 32,658 41,739	19,740 15,013 8,983	924,725 710,912 476,752
Michael E. Newcity ArcBest Senior Vice President– Chief Financial Officer and Chief Information Officer	2014 2013 2012	307,000 277,667 266,000	180,720 180,576 124,695	383,198 160,645 –	28,574 – 55,248	11,459 14,422 8,485	910,951 633,310 454,428
Michael R. Johns(5) ArcBest Vice President–General Counsel and Corporate Secretary	2014	283,000	168,672	326,989	–	18,868	797,529
Roy M. Slagle(6) Former ABF Freight President and CEO	2014 2013 2012	300,726 375,000 375,000	240,960 240,768 176,040	546,423 289,168 –	133,623 132,125 220,608	159,183 58,923 44,046	1,380,915 1,095,984 815,694

(1)

The amounts reflect the aggregate grant date fair value of RSU awards to the Named Executive Officers during 2014 under the 2005 Ownership Incentive Plan, computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures. The fair value of RSU awards is equal to the fair market value of the Common Stock on the date of grant multiplied by the number of RSUs awarded. The Named Executive Officers each received an award of RSUs under the 2005 Ownership Incentive Plan on May 8, 2014. The actual amount realized by the officer will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. Dividends are paid on RSUs at the same rate and at the same time as the dividends paid to Company stockholders. See Note L to the consolidated financial statements in the Company’s 2014 Annual Report on Form 10-K for additional detail regarding share-based compensation.

(2)

Reflects cash compensation earned during 2014 and paid in January 2015 from the annual incentive plan and cash compensation paid in January 2015 earned from the 2012-2014 cash long-term incentive plan. See the “2014 Grants of Plan-Based Awards” table for additional information on the 2014 annual incentive plan award and the CD&A for additional information on the cash long-term incentive plan.

	McReynolds	Ingram	Morton	Newcity	Johns	Slagle

Annual Incentive Plan	$887,729	$292,680	$227,106	$227,106	$188,322	$320,664
C-LTIP	421,944	190,953	177,711	156,092	138,667	225,759

Total	$1,309,673	$483,633	$404,817	$383,198	$326,989	$546,423

(3)

Reflects the increase in actuarial present value during 2014 of each Named Executive Officer’s accumulated benefit under the Company’s legacy Pension Plan, SBP and DSAs. The values reported are determined using the same assumptions as used by the Company for financial reporting purposes for the Company’s Pension Plan, SBP and DSAs. See “2014 Pension Benefits” for additional information on these plans. Interest rate indexes used in determining present values increased in some periods resulting in some negative year over year changes in the Pension Plan and SBP. Negative values are not reported in the table above.

The 2014 change in actuarial present value by plan is as follows:

	McReynolds	Ingram	Morton	Newcity	Johns	Slagle

Pension Plan	$24,738	$39,641	$–	$28,574	$–	$–
Supplemental Benefit Plan	15,364	–	–	–	–	–
Deferred Salary Agreement	5,602	–	12,448	–	–	133,623
Total Increase	$45,704	$39,641	$12,448	$28,574	$–	$133,623

Earnings with respect to outstanding vested RSUs are not above market and are not included in this column. See “2014 Non-Qualified Deferred Compensation” for additional information on RSUs.

(4)	All Other Compensation for 2014 consists of the following:

	McReynolds	Ingram	Morton	Newcity	Johns	Slagle

401(k) Company Match	$7,800	$7,800	$7,800	$–	$7,240	$7,800
DC Contribution	10,400	10,400	10,400	10,400	10,400	10,400
Long-Term Disability Premiums	1,931	941	1,360	879	1,048	1,608
24-Hour Accidental Death Premiums	180	180	180	180	180	180
Vacation Pay(i)	–	–	–	–	–	37,500
Consulting Payment(ii)	–	–	–	–	–	67,500
Perquisites(iii)	13,826	–	–	–	–	23,600
Gross-Ups(iv)	3,306	–	–	–	–	10,595
Total Other Compensation	$37,443	$19,321	$19,740	$11,459	$18,868	$159,183

(i)	Mr. Slagle received a payment of his accumulated vacation pay as a result of his early retirement on October 15, 2014.

(ii)

The Company and Mr. Slagle entered into a Consulting Agreement following his early retirement on October 15, 2014. The Consulting Agreement is described under “Compensation Discussion & Analysis – Retirement of Mr. Slagle”.

(iii)

Perquisite values for Ms. McReynolds and Mr. Slagle include expenses for spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying the Named Executive Officer on a Company airplane. In general, the Company’s executive officers are not allowed to use corporate aircraft for personal trips. When appropriate for business purposes, executive officers’ spouses are permitted to accompany them on trips. Executive officers are also permitted to invite their spouse or other personal guests to occasionally accompany them on business trips when space is available. When the spouse’s or guest’s travel does not meet the IRS standard for “business use,” the cost of that travel, determined under the IRS Standard Industrial Fare Level, is imputed as income to the executive officer, and if the spouse’s travel was related to a business purpose, the Company will reimburse the executive officer for the associated income tax resulting from the imputed income. Ms. McReynolds’ perquisite value includes a Christmas gift from the Company (the Company also provides a Christmas gift to each of the other Board members).

The Company determines the cost of personal use of Company aircraft using all aircraft operating costs and total flight hours as prescribed by IRS Notice 2005-45 and related regulations. Under IRS rules, spousal travel on a business trip is generally considered nonbusiness travel. The incremental cost to the Company included in the perquisite values above is based on the Company’s incremental effective income tax rate.

(iv)   Tax gross-ups for Ms. McReynolds and Mr. Slagle are for spousal travel to a Company or industry event.

(5)   Mr. Johns was not a Named Executive Officer for 2012 and 2013. Accordingly, the table includes Mr. Johns’ compensation for 2014 only.

(6)   Mr. Slagle retired as ABF Freight President and Chief Executive Officer effective October 15, 2014.

2014 Grants of Plan-Based Awards

The following table provides information related to non-equity and equity-based awards made to the Named Executive Officers for the 2014 fiscal year:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2, 3)			All Other Stock Awards
Name	Award Type (1)	Grant Date	Approval Date (2)	Threshold	Target ($)	Maximum	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (4)
	AIP	02/24/2014	02/24/2014	$ –	$ 582,772	$1,456,931
Judy R. McReynolds	RSU	05/08/2014	04/22/2014				8,200	$ 329,312
	C-LTIP	02/24/2014	02/24/2014	–	519,286	1,298,214
	AIP	02/24/2014	02/24/2014	–	192,137	480,341
Jim A. Ingram	RSU	05/08/2014	04/22/2014				5,000	200,800
	C-LTIP	02/24/2014	02/24/2014	–	247,557	618,893
	AIP	02/24/2014	02/24/2014	–	149,090	372,724
J. Lavon Morton	RSU	05/08/2014	04/22/2014				4,500	180,720
	C-LTIP	02/24/2014	02/24/2014	–	218,909	547,271
	AIP	02/24/2014	02/24/2014	–	149,090	372,724
Michael E. Newcity	RSU	05/08/2014	04/22/2014				4,500	180,720
	C-LTIP	02/24/2014	02/24/2014	–	218,909	547,271
	AIP	02/24/2014	02/24/2014	–	123,629	309,072
Michael R. Johns	RSU	05/08/2014	04/22/2014				4,200	168,672
	C-LTIP	02/24/2014	02/24/2014	–	174,946	437,365
	AIP	02/24/2014	02/24/2014	–	267,750	669,375
Roy M. Slagle	RSU	05/08/2014	04/22/2014				6,000	240,960
	C-LTIP	02/24/2014	02/24/2014	–	290,625	726,563

(1)   Award Types:

AIP = annual incentive compensation plan

RSU = restricted stock units granted under the 2005 Ownership Incentive Plan

C-LTIP = three-year cash long-term incentive compensation plan (2014-2016 plan period)

(2)   The performance criteria for the 2014 annual incentive plan award were approved by the Committee on February 24, 2014. Amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column with respect to the 2014 annual incentive plan award represent the target and maximum payment levels of the 2014 annual incentive plan. The incentive amounts are based on actual base salary amounts paid to each Named Executive Officer during 2014. Amounts for Mr. Slagle were estimated based on the base salary amounts that would have been paid to him had he continued to serve as an employee through the end of 2014. Awards under the annual incentive plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” The actual amount of the 2014 annual incentive plan award paid for 2014 performance with respect to each Named Executive Officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(3)    The performance criteria for the 2014-2016 cash long-term incentive compensation plan award were approved by the Committee on February 24, 2014. Amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column represent the threshold, target and maximum payment levels with respect to cash long-term incentive compensation plan awards granted in 2014. The incentive amounts are based on the average of (i) actual base salary amounts paid to each Named Executive Officer during 2014, (ii) a projected level of base salary for 2015, based on each Named Executive Officer’s base salary as of December 31, 2014, and (iii) a projected level of base salary for 2016, based on each Named Executive Officer’s base salary as of December 31, 2014. Amounts for Mr. Slagle were calculated using the same methodology except that his amounts also assume he continued to serve as an employee through the end of the 2014-2016 performance period. Awards under the cash long-term incentive compensation plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Long-Term Cash Incentive Compensation.”

(4)    Reflects the full grant date fair value ($40.16 per share), computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, of RSU awards made under the 2005 Ownership Incentive Plan on May 8, 2014.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Compensation

Annual Incentive Compensation Plan: Annual incentive compensation plan awards earned are generally paid as soon as administratively practicable following the date the awards are calculated and approved, but no later than March 15 of the year following the year to which the performance goals relate. Participants generally must be employed on the payment date in order to receive payment of their earned annual incentive compensation plan awards. However, if participants terminate during the plan year due to early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, such participants remain eligible to receive a prorated annual incentive compensation plan award, provided, in the case of early or normal retirement, the individual has been a participant for at least 90 days during the plan year. Payment of the prorated incentive, if any, is made at the end of the measurement period and based upon actual performance results. Consistent with this policy, Mr. Slagle received a pro-rated annual incentive payment based on the base salary he received while employed during 2014. Upon any other termination, a participant’s award will be forfeited, unless the Committee, in its discretion, decides that a prorated award should be paid. The 2012 Change in Control Plan provides for immediate payment of an earned award upon a qualified termination following a change in control, except where payment must be delayed six months for key employees as required by Section 409A of the IRC. Target incentive levels and information on performance goals are set forth in the “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” Additional information regarding the treatment of these awards upon termination or a change in control is provided in “Potential Payments upon Termination or Change in Control.”

Cash Long-Term Incentive Compensation Plan: Generally, participants in the cash long-term incentive compensation plan must remain employed through the end of the measurement period in order to receive payment of any earned award. However, if participants have at least 12 months of employment during a measurement period, such participants are eligible for a prorated benefit upon normal retirement (age 65) or early retirement (age 55 with 10 years of service), death or disability based on base salary received during the measurement period and payment, if any, is made at the end of the measurement period based upon actual performance results. Consistent with this policy, Mr. Slagle’s 2014-2016 cash long-term incentive compensation benefit was forfeited since less than 12 months of the measurement period had elapsed as of his October 15, 2014 early retirement date.

Additional detail regarding the 2014 awards granted under the cash long-term incentive compensation plan can be found in the “Compensation Discussion & Analysis – Components of Compensation – Long-Term Cash Incentive Compensation.”

Stock Awards under the 2005 Ownership Incentive Plan

RSUs were granted under the Company’s 2005 Ownership Incentive Plan on May 8, 2014. Vesting and settlement of RSUs generally occurs on the earlier of the fifth anniversary of the award date or the date the participant experiences a qualifying termination from employment with the Company. Upon a participant’s normal retirement (age 65) or termination due to death or disability, the RSUs will fully vest. If termination of the participant occurs within 24 months of a change in control of the Company for good reason or without cause (as defined in the RSU agreement for awards prior to January 1, 2012 and as defined in the 2012 Change in Control Plan for awards January 1, 2012 and later), the participant’s RSUs awarded become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. Upon early retirement eligibility (age 55 with 10 years of service), if a minimum of 12 months have elapsed since the award date, the participant becomes vested in a pro rata number of RSUs based on the number of whole months since the award date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares subject to the award each month through the participant’s normal retirement date or, if sooner, the end of the vesting period. A participant does not have to terminate employment in order to vest upon normal or early retirement eligibility, but no RSUs will be distributed until actual termination or the fifth anniversary of the award date, if earlier. Consistent with the preceding description, following the six month waiting period required under Section 409A of the IRC, Mr. Slagle will receive shares as a result of settlement of his vested and outstanding RSUs in connection with his retirement and forfeit any unvested RSUs as of his early retirement date. No dividends will be paid to Named Executive Officers on RSUs after December 31, 2014. Prior to January 1, 2015, dividend equivalents were paid on RSUs to Named Executive Officers at the same rate and at the same time as the dividends paid to Company stockholders.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information related to any equity-based awards outstanding as of December 31, 2014 for the Named Executive Officers:

	Stock Awards
	Number of Shares or Units of	Market Value of Shares or Units
	Stock that Have Not Vested	of Stock that Have Not Vested
Name	(#)(1)	($)(2)
Judy R. McReynolds	14,600(3)	$ 677,002
	14,600(4)	677,002
	16,500(5)	765,105
	12,100(6)	561,077
	8,200(7)	380,234
Jim A. Ingram	7,100(3)	329,227
	7,100(4)	329,227
	9,000(5)	417,330
	7,300(6)	338,501
	5,000(7)	231,850
J. Lavon Morton	933(3)	43,263
	2,133(4)	98,907
	4,200(5)	194,754
	5,060(6)	234,632
	4,500(7)	208,665
Michael E. Newcity	7,500(3)	347,775
	7,500(4)	347,775
	8,500(5)	394,145
	6,600(6)	306,042
	4,500(7)	208,665
Michael R. Johns	7,100(3)	329,227
	7,500(4)	347,775
	8,500(5)	394,145
	6,200(6)	287,494
	4,200(7)	194,754
Roy M. Slagle	–	–
	–	–
	–	–
	–	–
	–	–

(1)    Vesting of RSUs generally occurs on the fifth anniversary of the award date, and settlement of RSUs generally occurs at that time or, if earlier, upon the award holder’s qualifying termination of employment. Upon a participant’s eligibility for normal retirement (age 65) or termination due to death or disability, RSUs generally will become vested in full. If termination of the participant occurs within 24 months of a change in control of the Company for good reason or without cause (as defined in the RSU agreements for awards prior to January 1, 2012 and as defined in the 2012 Change in Control Plan for awards January 1, 2012 and later), the participant’s RSUs awarded become fully vested and will be distributed as soon as administratively possible, except for RSUs where payment must be delayed for six months for key employees as required by Section 409A of the IRC. Upon early retirement (age 55 with 10 years of service), the participant is entitled to the vesting of a pro rata number of RSUs based on the number of whole months elapsed since the award date, if there has elapsed a minimum of twelve months since the award date. From that 12-month anniversary forward, employees, including Named Executive Officers, who have attained the early retirement age and service requirements but have not terminated employment, continue to vest in 1/60th of their RSU awards each month. Mr. Morton has attained early retirement age in accordance with the terms of the RSU awards. Mr. Slagle’s unvested RSUs were forfeited upon his October 15, 2014 early retirement date.

(2)    Reflects the value of unvested RSUs as of December 31, 2014 awarded under the 2005 Ownership Incentive Plan. The value is based on the closing market price of the Common Stock of $46.37 on December 31, 2014.

(3)    These RSU awards fully vest on July 28, 2015, the fifth anniversary of their grant date.

(4)    These RSU awards fully vest on May 2, 2016, the fifth anniversary of their grant date.

(5)    These RSU awards fully vest on May 4, 2017, the fifth anniversary of their grant date.

(6)    These RSU awards fully vest on November 1, 2018, the fifth anniversary of their grant date.

(7)    These RSU awards fully vest on May 8, 2019, the fifth anniversary of their grant date.

2014 Option Exercises and Stock Vested

The following table provides information related to stock options exercised in 2014 by the Named Executive Officers and RSUs that became vested during the 2014 fiscal year for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2, 3)	Value Realized on Vesting ($)(4)
Judy R. McReynolds	7,500	$ 25,050	8,000	$ 304,000
Jim A. Ingram	–	–	7,100	269,800
J. Lavon Morton	7,500	38,325	7,013	265,263
Michael E. Newcity	–	–	1,100	41,800
Michael R. Johns	–	–	7,100	269,800
Roy M. Slagle	–	–	5,200	188,832

(1)   Value realized from the exercise of stock options is equal to the difference between the closing market price of the Company’s Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of shares with respect to which the option is being exercised.

(2)   All the shares issued for the 2009 RSU award at final vesting are free of all restrictions. All shares owned by executive officers are subject to company imposed restrictions that limit trading during periods when officers have material nonpublic information as well as the Company’s policy related to minimum stock ownership for executive officers as discussed in the Compensation Discussion & Analysis.

(3)   Messrs. Slagle and Morton were subject to pro rata vesting in 2014 because each had attained early retirement age under the terms of the RSU awards. Awards that vest on a pro rata basis due to attainment of early retirement age are not settled until the earlier of the original vesting date (five years from the grant date) or a qualifying termination event. As such, while the value of all pro rata vesting in 2014 is reflected in the Options Exercised and Stock Vested table above, Mr. Morton has not yet received the shares that vested in 2014 due to qualification for early retirement vesting. Mr. Slagle retired on October 15,

2014 and will receive shares for all vested but not yet settled RSU awards at the end of the six-month delay required under Section 409A of the IRC.

The pro rata vesting of RSUs is outlined in the table below. Of Mr. Morton’s 7,013 vested shares in 2014, 473 shares related to final vesting of the 2009 RSU award, with the remainder attributable to pro rata vesting. Of Mr. Slagle’s 5,200 vested shares in 2014, 533 shares related to final vesting of the 2009 RSU award, with the remainder attributable to pro rata vesting. Vested but unissued RSUs will be settled at the earlier of five years from the award date or a qualifying termination event. The value of the vested but not issued RSUs is reported in the 2014 “Nonqualified Deferred Compensation Table.”

	Morton Vested in 2014	Slagle Vested in 2014
2009 RSU Award	473	533
2010 RSU Award	1,600	1,333
2011 RSU Award	1,600	1,333
2012 RSU Award	1,800	2,000
2013 RSU Award	1,540	—
2014 RSU Award	—	—
Total pro rata vesting in 2014	7,013	5,200

(4)          Value realized from RSU vesting is equal to the closing market price of the Common Stock on the date of vesting multiplied by the number of vested shares.

2014 Equity Compensation Plan Information

The following table sets forth information as of December 31, 2014 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans,
	Outstanding Options,	Outstanding Options,	Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
	(a)	(b)	(c)
Equity Compensation
Plans Approved by
Security Holders	1,368,880(1)	$ –	1,294,096
Equity Compensation
Plans Not Approved
By Security Holders	–	–	–
Total	1,368,880	$ –	1,294,096

(1)          This amount reflects outstanding RSU awards under the 2005 Ownership Incentive Plan. On April 20, 2005, the Company’s stockholders approved the 2005 Ownership Incentive Plan, which provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and performance award units. The 2005 Ownership Incentive Plan does not permit reload options. The aggregate number of shares that may be issued pursuant to awards under the 2005 Ownership Incentive Plan, as of December 31, 2014, is 3,100,000. No options have been granted under the 2005 Ownership Incentive Plan. The Board’s Compensation Committee administers the 2005 Ownership Incentive Plan.

2014 Pension Benefits

The following table illustrates the present value of the accumulated benefit as of December 31, 2014 under the Pension Plan, SBP and Deferred Salary Agreements (collectively “DSA”) for the Named Executive Officers:

		Number of
		Years		Payments
		Credited	Present Value of	During Last
Name	Plan Name	Service	Accumulated Benefit	Fiscal Year
		(#)	($)	($)
Judy R. McReynolds(1)	Pension Plan(2)	16.0	$ 302,196	$ –
	Supplemental Benefit Plan	10.7	347,927	–
	Deferred Salary Agreement	10.7	98,967	–
Jim A. Ingram	Pension Plan(2)	23.4	363,841	–
	Pension Plan(2)	16.5	399,300	–
J. Lavon Morton(3)	Supplemental Benefit Plan	13.1	1,234,821	–
	Deferred Salary Agreement	13.1	219,915	–
Michael E. Newcity	Pension Plan(2)	19.9	238,988	–
Michael R. Johns(4)		–	–	–
Roy M. Slagle(3,5)	Pension Plan(2)	36.9	–	1,051,750
	Supplemental Benefit Plan	33.4	1,940,633	852,675
	Deferred Salary Agreement	33.4	540,548	8,531

(1)

Ms. McReynolds elected to cease participation in the SBP and DSA and the benefits were frozen effective January 31, 2008. Number of Years of Credited Service for the SBP and DSA was frozen based on her service as of the January 31, 2008 freeze date.

(2)

The Pension Plan was amended to freeze final average pay and years of credited service effective July 1, 2013. Number of Years of Credited Service for the Pension Plan is frozen based on the Named Executive Officer’s service as of the July 1, 2013 freeze date. See “Compensation Discussion & Analysis – Components of Compensation – Retirement and Other Benefits” for additional information.

(3)

The SBP and DSA benefits were frozen effective December 31, 2009 for the remaining eligible participants, including Messrs. Slagle and Morton. Number of Years of Credited Service for the SBP and DSA is frozen based on the Named Executive Officer’s service as of the December 31, 2009 freeze date. See “Compensation Discussion & Analysis – Components of Compensation – Retirement and Other Benefits” for additional information.

(4)	Mr. Johns was hired after the Pension, SBP and DSA were frozen to new entrants.

(5)

As a result of his retirement on October 15, 2014, Mr. Slagle elected a lump sum from the Company’s Pension Plan in the amount of $1,051,750. Mr. Slagle’s Pension Plan benefit includes $13,529 in after-tax employee contributions made prior to 1988 and the interest thereon. He received a lump sum from the SBP of $852,675 on October 28, 2014 and will receive his remaining benefit in the amount of $1,940,633 six months following his retirement date as required by Section 409A of the IRC. Mr. Slagle’s DSA benefit will be paid over 120 months and commenced in November 2014. The amounts in the Present Value of Accumulated Benefit column represent the balance of the benefits yet to be paid under the plans to Mr. Slagle. Payment of benefits accrued under the SBP and DSA after December 31, 2004 are delayed six months from Mr. Slagle’s retirement date as required by Section 409A of the IRC.

The actuarial present value of the accumulated benefits disclosed above is determined using the same assumptions as used by the Company for financial reporting purposes except the payment date is assumed to be age 60 for the Pension Plan and SBP rather than age 65. Such assumptions are discussed in Note J to the Company’s consolidated financial statements in the 2014 Annual Report on Form 10-K. The earliest date a benefit can be paid with no benefit reduction under the Pension Plan and SBP is age 60. The payment date is assumed to be age 65 for the DSA, which is the earliest date a benefit can be paid with no benefit reduction.

Pension Plan. The Pension Plan is a tax-qualified defined benefit plan that covers certain nonunion employees, including the Named Executive Officers. Benefits are based upon a participant’s years of service and the highest average monthly earnings for sixty (60) consecutive months referred to as final average pay (“FAP”) and expressed in terms of annual compensation. As of the July 1, 2013 Pension Plan freeze date, the FAP for the Named Executive

Officers without regard to IRC limitations was: Ms. McReynolds, $555,178; Mr. Ingram, $304,137; Mr. Morton, $411,513; Mr. Newcity, $223,239; and Mr. Slagle, $493,371. Mr. Johns is not eligible for participation in the Pension Plan. Eligible earnings generally include salary and annual incentive payments and are subject to the IRC annual compensation limitation. For 2014, the annual IRC limitation was $260,000. Pension Plan benefits are also subject to certain other limitations in the IRC. Benefits are paid from the ArcBest Pension Trust. Participants may elect a lump sum or annuity payment. Payment from the Pension Plan is made upon normal retirement, early retirement, termination, death or disability as defined and more fully described in “Potential Payments upon Termination or Change in Control.”

Normal retirement (age 65 or older) benefits under the Pension Plan are calculated as a lump sum equal to:

10% x FAP x years of service + after-tax employee contributions (if any)

After-tax contributions to the Pension Plan were only allowed prior to July 1, 1988.

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 5% for each year he or she retires prior to age 60.

No new participants were permitted in the Pension Plan after December 2005. The Pension Plan was amended to freeze the compensation and years of credited service of active participants as of July 1, 2013.

Supplemental Benefit Plan. The SBP supplements benefits under the Pension Plan. The SBP was designed to replace benefit reductions (i) from various IRC limits and (ii) from reductions in the rate of benefit accruals from the Company’s 1985 pension formula. The SBP takes into account all eligible earnings under the Pension Plan without regard to IRC limitations. Participation in the SBP was generally limited to officers of the Company or ABF Freight, including certain Named Executive Officers. Upon termination of employment, benefits are paid in a lump sum as soon as administratively feasible. Certain benefits must be delayed for six months for key employees as required by Section 409A of the IRC. Benefits are paid from the general assets of the Company.

Benefits under the SBP are calculated as an annuity and then converted to a lump sum. The Pension Plan benefit is then subtracted from the resulting lump sum to determine the SBP benefit.

The annuity formula for the ArcBest Supplemental Benefit Plan is:

1% x $400 x years of service + 2.0% x (FAP–$400) x years of service

The annuity formula for ABF Freight employees under the ArcBest Supplemental Benefit Plan is:

.75% x $400 x years of service + 1.75% x (FAP–$400) x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 6% per year for each year he or she retires prior to age 60.

No new participants were permitted in the SBP after December 2005, and caps have been placed on the maximum benefits payable. Benefit accruals in the SBP were frozen for all remaining participants effective December 31, 2009.

Mr. Slagle and Mr. Morton met the early retirement criteria under the Pension Plan and SBP as of December 31, 2014. Messrs. Ingram, Newcity and Johns are not eligible for participation in the SBP.

Deferred Salary Agreements. The Company and ABF Freight have unfunded, noncontributory DSAs with certain of their officers, including certain Named Executive Officers. No DSA has been entered into since December 2005, and neither the Company nor ABF Freight intends to enter into these agreements in the future. Messrs. Ingram,  Newcity and Johns are not eligible to participate in the DSA program. For the existing DSAs, upon normal retirement (age 65), death or disability as defined in “Potential Payments upon Termination or Change in Control,” the DSA benefit is equal to 35% of the participant’s final monthly base salary paid monthly for 120 months. Upon termination of employment prior to age 65, the monthly benefit is equal to the participant’s years of service (with a maximum of 25 years) times 3% times 35% of the participant’s final monthly base salary. Benefit payments commence in the month following termination, except to the extent a portion of the benefit must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits are paid from the general assets of the Company.

The DSAs provide that in the event of a change in control of the Company, as defined in “Potential Payments upon Termination or Change in Control,” followed by the officer’s termination within 36 months for pre-2005 deferred salary accruals or within 24 months for post-2004 deferral salary accruals all benefits become 100% vested. The DSA benefit will be paid as a lump sum within fifteen days, with the 120 monthly installments discounted at 6.22% as provided in the DSA, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits will be reduced to the extent required to avoid being classified as excess parachute payments under Section 280G of the IRC. Other than during a 36-month period following a change in control of the Company for benefits accrued and vested prior to 2005 or during a 24-month period following a change in control of the Company for benefits accrued and vested after 2004, any unpaid DSA benefit is subject to forfeiture if the participant is discharged for wrongful conduct injurious to the Company, or if, following the date of termination, the participant discloses confidential information relating to the Company to unauthorized persons or becomes employed or renders services to a competitor of the Company.

The Company has a practice of not granting extra years of credited service under any of its benefit plans.

2014 Non-Qualified Deferred Compensation

This table shows the Named Executive Officers’ deferred compensation activity during fiscal year 2014 with respect to outstanding vested RSUs and the VSP. While Named Executive Officers are eligible to participate in the VSP, no Named Executive Officers made deferrals to the VSP in 2014.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (2,3,4)
Judy R. McReynolds	$–	$–	$–	$–	$–
Jim A. Ingram	–	–	–	–	–
J. Lavon Morton	–	–	256,074	–	1,033,295
Michael E. Newcity	–	–	–	–	–
Michael R. Johns	–	–	–	–	–
Roy M. Slagle	–	–	233,496	–	853,220

(1)          The earnings amount represents an estimate of annual earnings with respect to vested but unpaid RSUs and is based on the difference in closing market price of the Common Stock of $33.68 as of December 31, 2013 and $46.37 as of December 31, 2014, multiplied by the number of vested RSUs as of December 31, 2014 described in footnote (4) below. For Mr. Morton, the only Named Executive Officer who participates in the VSP, this amount also includes a gain of $11,492 in the VSP during 2014.

(2)         Includes the value associated with 19,274 vested RSUs for Mr. Morton and 18,400 vested RSUs for Mr. Slagle. The value is based on the closing market price of the Common Stock of $46.37 on December 31, 2014. RSUs that vested during 2014 are reported in the “2014 Option Exercises and Stock Vested” table. As a result of his early retirement on October 15, 2014, Mr. Slagle will receive shares as a result of settlement of his vested RSUs, represented in the amount reported in this column, following the six month waiting period required under Section 409A of the IRC.

(3)          For Mr. Morton, this amount also includes his balance in the VSP in the amount of $139,582. Mr. Morton is the only Named Executive Officer with a balance in the VSP.

(4)          Amounts previously reported in the “Summary Compensation Table” with respect to RSUs in prior years (2009-2013) are set forth in the table below. To the extent those previously-awarded RSUs have become vested but remain unpaid, the value associated with those RSUs as of December 31, 2014 (calculated as described in footnote (2) above) is reported in the “Aggregate Balance at Last Fiscal Year End” column above. The grant date fair value of RSUs awarded in 2014 is reported in the “Stock Awards” column of the “Summary Compensation Table.”

	Morton	Slagle
2010 RSU Grant Date Fair Value	$ 180,480	$ 180,480
2011 RSU Grant Date Fair Value	180,800	180,800
2012 RSU Grant Date Fair Value	132,030	176,040
2013 RSU Grant Date Fair Value	180,576	240,768
Total	$ 673,886	$ 778,088

VSP. Eligible participants in the VSP include certain officers of the Company and its subsidiaries, including the Named Executive Officers. The VSP is a nonqualified plan created to offset the IRC limitations on contributions by highly compensated employees to the Company’s 401(k) plan. The VSP allows participants to annually defer from 1% to 75% of each of their base salary and incentive compensation that is paid in cash. The Company match was suspended effective January 1, 2010. Prior to 2010, the Company made matching contributions to the VSP equal to 15% of the participant’s VSP contributions made, up to an annual maximum match of $15,000. The Company match generally vests five years from the year in which the deferral occurs. Accelerated vesting of the Company match occurs upon termination, death, disability, attaining age 60 or a change in control of the Company. See “Potential Payments upon Termination or Change in Control” for additional information.

Participants can choose investments from a select group of mutual funds that are generally the same options available under the Company’s 401(k) plan. Although no assets may actually be invested, the participant’s benefit value is based on the gains/losses of the investments they choose. No above-market or preferential earnings are paid under the VSP. Participants may change their investment options at any time by submitting a change form to the plan administrator. The table below shows the funds available in the VSP and the annual return of each for the calendar year ended December 31, 2014:

Fund	2014 Return

Fidelity Retirement Money Market Fund	0.01%
Vanguard Total Bond Index Institutional Shares	5.91%
PIMCO Total Return Fund – Administrative Class	4.43%
Metropolitan West Total Return Bond	5.83%
Vanguard Inflation-Protected Securities – Administrative Class	3.97%
Templeton Global Bond A	1.58%
Neuberger Berman Genesis	-0.05%
Fidelity Fund	12.85%
Dodge & Cox Stock Fund	10.40%
Fidelity Low-Priced Stock Fund	7.65%
Fidelity Spartan Extended Market Index Fund – Investor Class	7.68%
Fidelity Spartan 500 Index Fund – Investor Class	13.59%
T Rowe Blue Chip	8.99%
Harbor International Fund – Investor Class	-7.16%
Fidelity Spartan International Index Fund	-5.45%
Vanguard Target Retirement Income Fund	5.58%
Vanguard Target Retirement 2010 Fund	5.93%
Vanguard Target Retirement 2015 Fund	6.55%
Vanguard Target Retirement 2020 Fund	7.12%
Vanguard Target Retirement 2025 Fund	7.16%
Vanguard Target Retirement 2030 Fund	7.19%
Vanguard Target Retirement 2035 Fund	7.28%
Vanguard Target Retirement 2040 Fund	7.15%
Vanguard Target Retirement 2045 Fund	7.14%
Vanguard Target Retirement 2050 Fund	7.19%
Vanguard Target Retirement 2055 Fund	7.20%
Vanguard Target Retirement 2060 Fund	7.16%

As required by Section 409A of the IRC, elections to defer salary must be made prior to the end of the year preceding the year the salary was earned. Elections to defer incentive payments under the VSP must be made no later than six months prior to the end of the designated performance period.

Withdrawal elections must be made in conjunction with the deferral election. A participant’s withdrawal election must specify a payment date, which may be (i) a specified date at least one year following the election date described in the preceding paragraph, (ii) the participant’s separation date or (iii) a specified anniversary of the participant’s separation. A participant may elect to receive a distribution in a lump sum or in installments. In some circumstances, a participant will be required to receive a lump sum payment. Post-2004 deferrals payable upon a participant’s separation from service will be delayed six months if the participant constitutes a specified employee under Section 409A of the IRC. Changes to withdrawal elections for post-2004 deferrals must be made at least 12 months prior to the initial elected payment date and must defer the new initial payment date at least five years. Changes to withdrawal elections for pre-2005 deferrals must be filed at least 12 months prior to the initial elected payment date, and the newly elected payment date must be at least 12 months from the date the change election was filed. For pre-2005 deferrals, participants are eligible for an in-service withdrawal of their vested balance. If such a withdrawal is requested, an amount equal to 10% of the withdrawn amount is forfeited and participation in the plan is suspended until the first enrollment period following the one-year anniversary of the withdrawal. There are no in-service withdrawals allowed for post-2004 deferrals, except hardship withdrawals available to participants in order to satisfy a severe financial hardship plus the amounts anticipated to pay taxes on the withdrawal amount. The term “severe financial hardship” generally means an unforeseeable event resulting from a sudden and unexpected illness or accident experienced by the participant or his or her dependents and/or the loss of property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant’s control. If a participant takes a hardship withdrawal, the participant’s participation in the plan will be suspended until the first enrollment period following the one-year anniversary of the withdrawal.

Pre-2005 deferrals are defined as employee contributions and Company match that were deferred prior to and vested as of December 31, 2004. Post-2004 deferrals are defined as employee contributions and Company match that were deferred after December 31, 2004 or Company match that was not vested as of December 31, 2004.

In the event of a change in control of the Company, as defined in the VSP, all contributions, Company match and earnings on each will be distributed as a lump sum as soon as administratively possible, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC.

RSUs. The vesting and settlement terms applicable to RSUs are described previously in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Stock Awards under the 2005 Ownership Incentive Plan” section and in footnote (1) to the “Outstanding Equity Awards at 2014 Fiscal Year-End” table. As described therein, participants who reach early retirement eligibility (age 55 with 10 years of service) vest in a pro rata number of RSUs based on the number of whole months since the award grant date, if a minimum of 12 months have elapsed since the award grant date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares subject to the award each month until settlement of such vested RSUs on the earlier of the fifth anniversary of the award date or the date a participant experiences a qualifying termination from employment with the Company, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC.

Potential Payments upon Termination or Change in Control

The Company does not have any employment contracts or severance arrangements with any Named Executive Officer that provide for payments in connection with a termination of employment or a change in control other than the applicable termination provisions contained within the various arrangements discussed elsewhere in this proxy statement.

Retirement of, and Consulting Agreement with, Roy M. Slagle. As described above under “Compensation Discussion & Analysis — Retirement of Mr. Slagle,” Mr. Slagle retired from the Company on October 15, 2014. On October 24, 2014, the Company and Mr. Slagle entered into a consulting agreement pursuant to which Mr. Slagle will provide consulting services to the Company for a term of three years. Under the Consulting Agreement, Mr. Slagle will receive payment of $27,000 per month (the “Consulting Fees”). Mr. Slagle is subject to a non-competition restriction during the term of the Consulting Agreement and for 12 months thereafter and a non-solicitation restriction during the term of the Consulting Agreement. The benefits received by Mr. Slagle as a result of his retirement are consistent with those described below for a termination due to an early retirement.  Quantification of the value of benefits actually received by Mr. Slagle in connection with his early retirement is included in the table below, except for payments already reported in the “2014 Pension Benefits” table and “2014 Non-Qualified Deferred Compensation” table.

The termination and change in control provisions existing as of December 31, 2014 are described and quantified below. All payments are assumed to be made in accordance with the six-month delay for key employees as required by Section 409A of the IRC where applicable.

Payments Made upon Termination. Regardless of the manner in which a Named Executive Officer’s employment with the Company terminates, the officer is entitled to receive compensation and other benefits earned during the term of his or her employment, including the following:

•                  Accrued vacation (see the table on page 55 for values);

•                  Earned but not yet paid amounts under the 2014 annual incentive plan and 2012-2014 cash long-term incentive compensation plan;

•                  Monthly DSA benefit earned as of the termination date (see the “2014 Pension Benefits” section for lump sum value as of December 31, 2014);

•                  Company match account under VSP becomes 100% vested (see the “2014 Non-Qualified Deferred Compensation” section for values);

•                  Executive medical coverage, if the officer is already eligible for early retirement (age 55 with 10 years of service) at the time of termination, with the officer responsible for paying a monthly premium amount equal to the current COBRA rate until age 60. All retirees are responsible for paying a reduced monthly premium after age 60 (see the table on page 55 for values);

•                  Pension Plan benefits earned as of the Pension Plan freeze date (see “2014 Pension Benefits” for values); and

•                  SBP earned as of the SBP freeze date (see “2014 Pension Benefits” for values).

Payments Made upon Early Retirement. In the event of a Named Executive Officer’s termination due to his or her early retirement, the officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination.” Early retirement is generally defined as termination of employment after reaching at least age 55 with 10 years of service.

•                  Vesting of a pro rata number of RSUs based on the number of whole months elapsed since the award date if there has elapsed a minimum of 12 months since the award date (see the table on page 55 for values);

•                  Executive medical coverage, with the retired officer responsible for paying a monthly premium amount equal to the then current COBRA rate until age 60. All retirees are responsible for paying a reduced monthly premium after age 60 (see the table on page 55 for values); and

•                  A pro rata benefit under the cash long-term incentive compensation plan and under the annual incentive plan based on the base salary received while a participant in the applicable measurement period and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months in the measurement period under the cash long-term incentive compensation plan or (b) 90 days in the measurement period under the annual incentive plan. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for additional information on annual incentive plan payments and cash long-term incentive compensation awards).

Payments Made upon Normal Retirement, Death or Disability. In the event of a Named Executive Officer’s termination due to his or her normal retirement, death or disability, the officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination.” Under the Company’s plans, normal retirement is generally defined as termination of employment on or after attaining age 65 and disability is generally determined to have occurred if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months.

•                  Immediate vesting of all unvested RSUs (see the table on page 55 for values of RSUs related to accelerated vesting);

•                  Executive medical coverage, with the retired officer responsible for paying a reduced monthly premium after age 65 (see table on page 55 for values);

•                  100% vesting in the DSA benefit which is paid monthly over 120 months (see table on page 55 for the value, if any, related to the Named Executive Officers); and

•                  A pro rata benefit under the cash long-term incentive compensation plan and under the annual incentive plan based on the base salary received while a participant in the applicable measurement period and actual performance results for the full performance period, if he or she has completed a minimum of (a) 12 months in the measurement period under the compensation cash long-term incentive compensation plan or (b) 90 days in the measurement period under the Annual Incentive Plan. Any pro rata payment earned will not be paid until the end of the measurement period for the plan. (See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – Non-Equity Incentive Compensation” for additional information on annual incentive plan awards and cash long-term incentive compensation awards).

Payments Made upon a Change in Control. In the event of a change in control of the Company, each Named Executive Officer will be entitled to the following:

•                  Company match account under VSP becomes 100% vested and the VSP account balance is paid as a lump sum (see “2014 Non-Qualified Deferred Compensation” for values).

“Change in Control” under the Company’s plans is generally defined as the earliest date on which any of the following events shall occur: (i) the approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding voting securities; or (iv) the replacement of a majority of the Board during a 12-month period by Directors whose appointment or election is not endorsed by a majority of the Directors serving immediately before the date of the appointment or election. Notwithstanding any other provision of the plans to the contrary, with respect to post-2004 deferrals or earnings under any deferred compensation plan, distributions shall only be made upon the occurrence of Change in Control that qualifies as either a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the IRC.

Payments Made upon Termination After a Change in Control. In the event of a Named Executive Officer’s termination following a change in control of the Company, the Named Executive Officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination”:

•                  If termination of the Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” (as such terms are defined in the RSU agreements for awards prior to January 1, 2012 and as defined in the 2012 Change in Control Plan for awards January 1, 2012 and later), RSUs become fully vested as of the termination date and will be distributed as soon as administratively possible (see the table on page 55 for RSU values related to accelerated vesting);

•                  Any amounts that have been earned but not paid under the annual incentive plan based on the base salary received while a participant in the applicable measurement period and actual performance results through the termination date (see the “Summary Compensation Table” for annual incentive plan payments);

•                  If termination of the Named Executive Officer occurs within 36 months of the change in control for benefits accrued and vested prior to 2005 and within 24 months of the change in control for benefits accrued and vested after 2004, the officer becomes 100% vested in the DSA benefit and the benefit is distributed as a lump sum (see the “2014 Pension Benefits” section for values);

•                  Any amounts that have been earned but not paid under the cash long-term incentive compensation plan, based on the number of months of participation in the applicable measurement period equal to the greater of 100% of officer’s target incentive opportunity or the actual award earned through the termination date; and

•                  If termination of the Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” (as such terms are defined in the 2012 Change in Control Plan), he or she is entitled to (i) a lump sum cash payment equal to 24 months of the then current premium to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination; and (ii) a lump sum cash payment equal to either (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, or (B) for the other Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs.

“Good Reason” under the Company’s arrangements is generally defined as (i) any material and adverse reduction in the Named Executive Officer’s title, duties or responsibilities; (ii) a material reduction in the Named Executive Officer’s base salary or employee benefits (including reducing the Named Executive Officer’s level of participation or award opportunity in the Company’s incentive compensation plans); or (iii) a relocation of the Named Executive Officer’s principal place of employment by more than 50 miles without the prior consent of the Named Executive Officer.

“Cause” under the Company’s arrangements is generally defined as the (i) Named Executive Officer’s gross misconduct or fraud in the performance of a Named Executive Officer’s duties to the Company or any subsidiary; (ii) Named Executive Officer’s conviction or guilty plea or plea of no contest with respect to any felony or act of moral turpitude; (iii) Named Executive Officer engaging in any material act of theft or material misappropriation of Company or any third party’s property; or (iv) Named Executive Officer’s breach of the Company’s Code of Conduct as such code may be revised from time to time.

The 2012 Change in Control Plan provides that, unless outstanding equity awards are assumed by the successor and/or replaced by the successor with substitute awards of approximately equal value, in the event any equity awards are outstanding immediately prior to a change in control, such awards will become fully vested, settled and paid upon the occurrence of a change in control (with any performance-based awards being vested, settled and paid at the actual performance level). If the equity awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he/she shall become vested as of the termination date in any unvested equity awards.

If amounts payable to a Named Executive Officer under the 2012 Change in Control Plan (or pursuant to any other arrangement or agreement with the Company) exceed the amount allowed under section 280G of the IRC and would be subject to the excise tax imposed by section 4999 of the IRC, then, prior to the making of any payments to a Named Executive Officer, the Change in Control Plan provides that a best-net calculation will be made comparing (i) the before income tax net benefit to the Named Executive Officer of the payments after payment of the excise tax to (ii) the before income tax net benefit to the Named Executive Officer if the payments are reduced to the extent necessary to avoid being subject to the excise tax (the “Best Net Calculation”). If the amount calculated under (i) is less than the amount calculated under (ii) in the preceding sentence, then the payments will be reduced to the extent necessary to avoid being subject to the excise tax.

Restrictive Covenants; Clawback. Under the DSA, no unpaid benefit will be paid if the Named Executive Officer is discharged for wrongful conduct injurious to the Company, if the Named Executive Officer discloses confidential information relating to the Company or if the Named Executive Officer becomes employed or renders service to any competitor of the Company. Under the cash long-term incentive compensation plan and RSU award agreements, if the Compensation Committee determines that the recipient has committed an “Act of Misconduct,” as defined in the 2005 Ownership Incentive Plan, the Committee may suspend the recipient’s rights to vest in any RSU or cash long-term incentive compensation plan awards outstanding and may provide that the recipient will forfeit any vested but not yet paid awards. The Executive Medical Policy provides that coverage will be forfeited if the Named Executive Officer becomes an employee or consultant of, or has an ownership interest in any competitor of the Company. Under the Change in Control Plan, the Named Executive Officer is prohibited from solicitation of customers, clients and employees of the Company for a 12-month period following the termination and may not communicate or divulge any confidential information, knowledge or data to any one at any time or the Committee may reduce or offset the benefits under the plan.

The Company also has a policy for the “clawback” of any bonus or incentive compensation awarded to any officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded and effect the cancellation of unvested RSU awards previously granted to the Named Executive Officer under certain scenarios, which are described in “Compensation Discussion & Analysis” in this proxy statement.

An “Act of Misconduct” has been committed under the Company’s arrangements if the Committee, the Chief Executive Officer, or any other person designated by the Committee determines a Named Executive Officer has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty, violation of Company ethics policy or Code of Conduct, deliberate disregard of Company or subsidiary policies, or if a participant makes an unauthorized disclosure of any Company or subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or subsidiary customer to breach a contract with the Company or any subsidiary or to cease doing business with the Company or any subsidiary or induces any principal for whom the Company or any subsidiary acts as agent to terminate such agency relationship.

Quantification of Potential Payments upon Termination or Change-in-Control

Other than with respect to Mr. Slagle, the following table reflects compensation potentially payable to each Named Executive Officer under various employment termination and other scenarios based on the arrangements existing as of December 31, 2014. Other than with respect to Mr. Slagle, the amounts shown in the following table assume that a change in control occurred and/or each Named Executive Officer terminated employment with the Company effective December 31, 2014, and estimate the value that could be realized by each Named Executive Officer as a result of each specified triggering event; however, the amounts shown below do not take into account any Best Net Calculation and resulting reduction that may occur pursuant to the provisions of the 2012 Change in Control Plan. With respect to Mr. Slagle, the following table reflects only amounts actually received by him in connection with his early retirement on October 15, 2014, except for payments already reported in the 2014 Pension Benefits table and 2014 Non-Qualified Deferred Compensation table.

See “2014 Pension Benefits” for benefits payable under the Pension Plan, SBP and DSA. Benefits payable under the VSP and with respect to vested RSUs are quantified in the “2014 Non-Qualified Deferred Compensation” table.

Name	Benefit	General Termination	Early Retirement	Normal Retirement	Death	Disability	Change in Control	Termination Without Cause or Resignation for Good Reason After Change in Control
Judy R. McReynolds(10)	RSUs(1)	$ –	N/A	N/A	$3,060,420	$3,060,420	–	$ 3,060,420
	Executive Medical(2)	–	N/A	N/A	396,996	762,061	–	–
	Accrued Vacation(3)	48,077	N/A	N/A	48,077	48,077	–	48,077
	DSA(4)	–	N/A	N/A	–	–	–	442,576
	C-LTIP(5)	421,944	N/A	N/A	1,060,408	1,060,408	–	686,841
	Annual Incentive Plan(6)	887,729	N/A	N/A	887,729	887,729	–	887,729
	Cash Severance(7)	–	N/A	N/A	–	–	–	2,104,859
	Medical Premiums(8)	–	N/A	N/A	–	–	–	39,768
	Total(9)	1,357,750	N/A	N/A	5,453,630	5,818,695	–	7,270,270
Jim A. Ingram(11)	RSUs(1)	–	N/A	N/A	1,646,135	1,646,135	–	1,646,135
	Executive Medical(2)	–	N/A	N/A	533,893	995,133	–	–
	Accrued Vacation(3)	32,212	N/A	N/A	32,212	32,212	–	32,212
	C-LTIP(5)	190,953	N/A	N/A	495,005	495,005	–	526,236
	Annual Incentive Plan(6)	292,680	N/A	N/A	292,680	292,680	–	292,680
	Cash Severance(7)	–	N/A	N/A	–	–	–	470,758
	Medical Premiums(8)	–	N/A	N/A	–	–	–	39,144
	Total(9)	515,845	N/A	N/A	2,999,925	3,461,165	–	3,007,165
J. Lavon Morton(12)	RSUs(1)	N/A	–	N/A	780,222	780,222	–	780,222
	Executive Medical(2)	N/A	496,418	N/A	442,491	599,318	–	–
	Accrued Vacation(3)	N/A	24,615	N/A	24,615	24,615	–	24,615
	DSA(4)	N/A	–	N/A	–	–	–	355,189
	C-LTIP(5)	N/A	446,676	N/A	446,676	446,676	–	91,487
	Annual Incentive Plan(6)	N/A	227,106	N/A	227,106	227,106	–	227,106
	Cash Severance(7)	N/A	–	N/A	–	–	–	429,325
	Medical Premiums(8)	N/A	–	N/A	–	–	–	39,768
	Total(9)	N/A	1,194,815	N/A	1,921,129	2,077,956	–	1,947,731
Michael E. Newcity (13)	RSUs(1)	–	N/A	N/A	1,604,402	1,604,402	–	1,604,402
	Executive Medical(2)	–	N/A	N/A	510,581	1,013,415	–	–
	Accrued Vacation(3)	30,769	N/A	N/A	30,769	30,769	–	30,769
	C-LTIP(5)	156,092	N/A	N/A	415,384	415,384	–	440,912
	Annual Incentive Plan(6)	227,106	N/A	N/A	227,106	227,106	–	227,106
	Cash Severance(7)	–	N/A	N/A	–	–	–	425,683
	Medical Premiums(8)	–	N/A	N/A	–	–	–	39,768
	Total(9)	413,967	N/A	N/A	2,788,242	3,291,076	–	2,768,640
Michael R. Johns(14)	RSUs(1)	–	N/A	N/A	1,553,395	1,553,395	–	1,553,395
	Executive Medical(2)	–	N/A	N/A	464,512	735,238	–	–
	Accrued Vacation(3)	17,308	N/A	N/A	17,308	17,308	–	17,308
	C-LTIP(5)	138,667	N/A	N/A	349,828	349,828	–	372,507
	Annual Incentive Plan(6)	188,322	N/A	N/A	188,322	188,322	–	188,322
	Cash Severance(7)	–	N/A	N/A	–	–	–	390,153
	Medical Premiums(8)	–	N/A	N/A	–	–	–	39,144
	Total(9)	344,297	N/A	N/A	2,573,365	2,844,091	–	2,560,829
Roy M. Slagle(15)	Executive Medical(2)	N/A	525,401	N/A	N/A	N/A	N/A	N/A
	Accrued Vacation(3)	N/A	37,500	N/A	N/A	N/A	N/A	N/A
	C-LTIP(5)	N/A	442,396	N/A	N/A	N/A	N/A	N/A
	Annual Incentive Plan(6)	N/A	320,664	N/A	N/A	N/A	N/A	N/A
	Consulting Payment	N/A	972,000	N/A	N/A	N/A	N/A	N/A
	Total(9)	N/A	2,297,961	N/A	N/A	N/A	N/A	N/A

(1)

The RSU value is calculated using a per share price of $46.37, which is the closing market price of the Common Stock on December 31, 2014 multiplied by the number of the Named Executive Officer’s RSUs vesting as a result of the applicable triggering event. Benefits payable with respect to previously vested RSUs are quantified in the “2014 Non-Qualified Deferred Compensation” table.

(2)

The executive medical value is based on the accumulated benefit obligation for the Named Executive Officer as of December 31, 2014, using the same assumptions as used by the Company for financial reporting purposes except the Named Executive Officer’s actual age at December 31, 2014 for the applicable triggering events.

(3)	The accrued vacation value is based on the Named Executive Officer’s actual earned weeks of vacation and base salary rate as of December 31, 2014.

(4)

The DSA value is equal to the accelerated benefit value as a result of the applicable triggering event. This value is based on the difference in the present value of the 120 monthly payments assuming the applicable triggering event occurred on December 31, 2014 less the actual DSA benefit accrued as of December 31, 2014. An interest rate of 6% was used to value the stream of payments upon normal retirement, death or disability. An interest rate of 6.22% was used to value the stream of payments upon a change in control as provided under the terms of the DSA. See “2014 Pension Benefits” for current DSA values.

(5)

The cash long-term incentive compensation plan value is the pro rata benefit accrued under the cash long-term incentive compensation plan calculated based on performance as of December 31, 2014, except in the case of a termination of employment without cause or for Good Reason following a Change in Control, in which case the figure represents the greater of the Named Executive Officer’s target and performance as of December 31, 2014. Amounts shown in the “General Termination” column represents amounts fully earned but unpaid as of December 31, 2014. For cash long-term incentive compensation plan participants with a frozen DSA, the cash long-term incentive compensation plan change in control value is equal to the cash long-term incentive compensation plan change in control value in excess of the DSA change in control value, if any.

(6)

The annual incentive plan is equal to the annual incentive amount paid to each Named Executive Officer for 2014 since all such amounts were earned as of December 31, 2014 (reported in the “Summary Compensation Table”).

(7)

The cash severance payment value is a lump sum cash payment equal to (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs or (B) for the remaining Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs. See “Payments Made upon Termination after a Change in Control” for additional information.

(8)

The medical premium is a lump sum payment equal to 24 months of the then current premium to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination. See “Payments Made upon Termination after a Change in Control” for additional information.

(9)

Totals represent aggregate amounts reflected in the table payable upon each termination or change in control event as indicated above. These totals do not include benefits payable under the Pension Plan, DSA (upon death, disability or normal retirement) or SBP (reported in “2014 Pension Benefits”) or under the VSP or with respect to previously vested RSU awards (reported in the “2014 Non-Qualified Deferred Compensation” table) except to the extent a change in control creates an additional benefit above what was reported in either table.

(10)	Ms. McReynolds, age 52, is not eligible for early or normal retirement as of December 31, 2014; therefore, no value is reported in those columns.

(11)	Mr. Ingram, age 47, is not eligible for early or normal retirement as of December 31, 2014; therefore, no value is reported in those columns.

(12)

Mr. Morton, age 64, qualifies for early retirement (age 55 with 10 years of service) as of December 31, 2014. As such, termination circumstances which absent such qualification would result in payment for “General Termination,” now will generally be classified as an early retirement. As a result, no amounts are listed for Mr. Morton under “General Termination.” Mr. Morton is not eligible for normal retirement; therefore, no value is reported in that column. Mr. Morton is eligible for a prorated award under the 2013-2015 and 2014-2016 cash long-term incentive compensation plans; however, the incentive cannot be determined until the end of the three-year performance period. The estimated value is based on performance as of December 31, 2014.

(13)	Mr. Newcity, age 45, is not eligible for early or normal retirement as of December 31, 2014; therefore, no value is reported in those columns.

(14)	Mr. Johns, age 56, is not eligible for early or normal retirement as of December 31, 2014; therefore, no value is report in those columns.

(15)

Mr. Slagle retired from the Company on October 15, 2014. Amounts reflected in the table represent actual payments and benefits received by Mr. Slagle upon his early retirement not already reported in the “2014 Pension Benefits” table or “2014 Non-Qualified Deferred Compensation” table of this proxy statement. Mr. Slagle’s consulting payment will be paid monthly over a three-year period. Mr. Slagle is also eligible for a prorated award under the 2013-2015 cash long-term incentive compensation plan; however, the incentive cannot be determined until the end of the three-year performance period. The estimated value is based on performance as of December 31, 2014.

Certain Transactions and Relationships

Item 404 of Regulation S-K of the Securities Act of 1933, as amended, requires that the Company disclose certain “related person transactions” with the Company’s Directors and executive officers, among others. For information regarding the Company’s policies and procedures for review, approval and ratification of such related person transactions, see the Audit Committee section under “Governance of the Company.”

Steven L. Spinner, who joined the Board in July 2011, is the President and Chief Executive Officer and a director of United Natural Foods, Inc. (“UNFI”). In 2014, UNFI made ordinary course of business payments to ABF Freight, the largest subsidiary of the Company, in the amount of $1,264,871 for freight services.

Stephen Young, Director–Supply Chain Solutions of ABF Logistics, is the son of Robert A. Young III, the Chairman of the Board. Stephen Young received a total of $140,822 in compensation in 2014.

The Company has entered into the following agreements in prior years:

Indemnification Agreements. The Company has entered into indemnification agreements with the members of its Board. Under these agreements, the Company is obligated to indemnify its Directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a Director. The Company believes that these agreements are helpful in attracting and retaining qualified Directors. The Company’s Restated Certificate of Incorporation, as amended, and Third Amended and Restated Bylaws also provide for indemnification of the Company’s officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.

Stockholders’ Agreement. Pursuant to the terms of the Stockholders’ Agreement entered into in 1988 between the Company and Robert A. Young III, the Company has agreed that it will offer Mr. Young the right to include shares of the Common Stock he owns in certain registration statements filed by the Company (the “Piggy-back Rights”). Mr. Young is the Company’s Chairman of the Board and until his retirement in January 2006 was the Company’s Chief Executive Officer.

Under the Stockholders’ Agreement, the Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of Mr. Young’s shares of Common Stock in connection with the Piggy-back Rights, excluding underwriters’ discounts and commissions.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required by Section 16(a) of the Exchange Act to file reports of ownership and changes of ownership with the SEC. The SEC’s rules require such person to furnish the Company with copies of all Section 16(a) reports that are filed on their behalf. Based on a review of the reports submitted to the Company, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2014.

The Company has not received any information from 10% stockholders indicating that they have not complied with filing requirements.

Report of the Audit Committee

The Audit Committee of the Board is comprised of Messrs. Allardyce, Legg and Spinner and Ms. Stipp. The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets applicable SEC and NASDAQ independence standards for Audit Committee members.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s 2014 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the assessment and report of management on the effectiveness of the Company’s internal control over financial reporting, which was performed by management using the 2013 framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm (the “Accounting Firm”) its attestation report on the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with the Accounting Firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the Accounting Firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from the Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Accounting Firm’s communications with the Audit Committee concerning independence and has discussed with the Accounting Firm its independence from management and the Company, including the matters in the written disclosures, and considered the compatibility of nonaudit services with the Accounting Firm’s independence.

The Audit Committee discussed with the Company’s internal auditors and the Accounting Firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the Accounting Firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s 2014 Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Fred A. Allardyce, Chair
William M. Legg
Janice E. Stipp
Steven L. Spinner

The Audit Committee Charter, adopted by the Board for the Audit Committee on April 19, 2000 and most recently revised on May 1, 2014, is posted in the Corporate Governance section of the Company website, www.arcb.com.

Proposal II. Ratification of Appointment of

Independent Registered Public Accounting Firm

The Board of Directors recommends a vote “FOR” Proposal II.

The firm of Ernst & Young LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2014. The Audit Committee has appointed that firm to continue in that capacity for fiscal year 2015, subject to the Audit Committee’s approval of an engagement agreement and related service fees, and recommends that a resolution be presented to the stockholders at the 2015 Annual Meeting to ratify that appointment.

The submission of this proposal for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Ernst & Young LLP will attend the 2015 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

In connection with the audit of the 2014 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution (ADR) procedures agreed upon by the parties. ADR procedures are used in lieu of litigation with the goal of resolving disputes in a more expeditious and cost effective manner. They do not limit the damage claims that could be asserted by either party.

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2014 and December 31, 2013:

Fee Category	2014 Fees	2013 Fees
Audit Fees	$1,119,000	$910,000
Audit-Related Fees	–	–
Tax Fees	4,942	28,781
All Other Fees	2,500	2,500
Total Fees	$1,126,442	$941,281

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Accounting Firm in connection with statutory and regulatory filings or engagements. These services also include accounting consultations related to the impact of changes in rules or standards.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance.

All Other Fees. Consists of fees for online technical accounting research materials.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by the Accounting Firm. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Accounting Firm in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee, or the Audit Committee Chair under authority of the Audit Committee, pre-approved 100% of the Company’s 2013 and 2014 audit fees, audit-related fees, tax fees and all other fees.

Proposal III. Advisory Vote on Executive Compensation

The Board recommends a vote “FOR” Proposal III.

At the 2011 Annual Meeting, stockholders voted in favor of the Board’s recommendation to hold a non-binding advisory vote on the compensation of the Company’s Named Executive Officers (the “Say on Pay Vote”) on an annual basis (“Frequency Vote”), and since the 2011 Annual Meeting, the Company has held annual non-binding Say on Pay Votes.

The non-binding Say on Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. To that end, and in accordance with the Frequency Vote recommendation of the stockholders and the Board’s decision that the Company will hold future Say on Pay Votes on an annual basis until the next Frequency Vote is conducted, the Board has submitted the following resolution to be voted on by our stockholders at the 2015 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for ArcBest Corporation’s 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion & Analysis” section of this proxy statement, the Compensation Committee is responsible for establishing, implementing and monitoring adherence with our executive compensation policy.

As you consider this Proposal III, we encourage you to carefully review the CD&A and “Executive Compensation” sections of this Proxy Statement for a detailed discussion of our executive compensation program, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers.

As an advisory vote, Proposal III is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate in the future to address those concerns.

The Board recommends that stockholders vote “FOR” the approval of the compensation of the Named Executive Officers, as disclosed in this proxy statement.

Proposal IV. To Approve the Material Plan Terms of the Executive Officer Annual Incentive Compensation Plan, as Amended, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code

The Board recommends a vote “FOR” Proposal IV.

Background and Purpose of the Proposal

The Executive Officer Annual Incentive Compensation Plan is intended to enhance the link between pay and performance by providing eligible employees with the opportunity to receive an annual cash award based on the achievement of pre-established performance goals. The Executive Officer Annual Incentive Compensation Plan was originally approved by the Board and the Company’s stockholders at the Company’s 2005 Annual Meeting of Stockholders. The Executive Officer Annual Incentive Compensation Plan, as amended by the First Amendment to the AIC Plan, was approved by the Board and the Company’s stockholders at the Company’s 2010 Annual Meeting of Stockholders. The Compensation Committee approved the Second Amendment to the AIC Plan, effective as of the date of the 2015 Annual Meeting of Stockholders and subject to the approval of the stockholders, and the Company is asking in this Proposal IV that stockholders approve the material terms of the Executive Officer Annual Incentive Compensation Plan, as amended by both the First Amendment to the AIC Plan and the Second Amendment to the AIC Plan (the “AIC Plan”), so that awards granted under the AIC Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the IRC (“Section 162(m)”) may be fully deductible by the Company and its subsidiaries.  While the Company believes it is important to have the flexibility to grant fully deductible awards, as a general matter, the Company reserves the right to pay compensation to its executives that is not fully deductible.

The AIC Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and three other most highly compensated officers (other than the Company’s Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Exchange Act (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to its Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for awards under the AIC Plan to constitute “performance-based compensation,” the material terms of the AIC Plan must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the AIC Plan. The AIC Plan was previously approved by stockholders for Section 162(m) purposes at our 2010 Annual Meeting.

Under the Section 162(m) regulations, the material terms of the AIC Plan are (i) the maximum amount of compensation that may be paid to a participant under the AIC Plan in any fiscal year, (ii) the employees eligible to receive compensation under the AIC Plan, and (iii) the business criteria on which the performance goals are based. The Company intends that awards under the AIC Plan continue to qualify for exemption from the deduction limitations of Section 162(m). Accordingly, the Company is asking stockholders to approve the material terms of the AIC Plan for Section 162(m) purposes so that awards under the AIC Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible by the Company.

The material terms of the AIC Plan for Section 162(m) purposes that the stockholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “Summary of the AIC Plan – Limitations on Awards,” (ii) the eligible employees are described in the section entitled “Summary of the AIC Plan – Eligibility to Participate,” and (iii) the business criteria are described in the section entitled “Summary of the AIC Plan – Awards under the AIC Plan – Performance Measures” and potential adjustments to the business criteria are described in the sections entitled “Summary of the AIC Plan – Awards under the AIC Plan – Setting Performance Goals” and “– Adjustment of Awards.” Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, to vote at the 2015 Annual Meeting is necessary for approval of the material terms of the AIC Plan for Section 162(m) purposes so that awards under the AIC Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible by the Company.

Consequences of Failing to Approve the Proposal

Failure of the Company’s stockholders to approve this Proposal will not affect the rights of existing award holders under the AIC Plan or under any previously granted awards under the AIC Plan. However, if this Proposal is not approved, no future awards will be made under the AIC Plan, and the Company will be required to reevaluate its compensation structure since compensation paid to Covered Employees in future years may not be deductible by the Company to the extent it exceeds $1,000,000.

Summary of the AIC Plan

A summary of the principal features of the AIC Plan is provided below but does not purport to be a complete description of all of the provisions of the AIC Plan. The summary below should be read in conjunction with, and is qualified in its entirety by reference to, the full text of (i) the AIC Plan, which was originally filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 22, 2005, (ii) the First Amendment to the AIC Plan, which was originally filed as Appendix A to the Company’s 2010 proxy statement, and (iii) the Second Amendment to the AIC Plan, which, along with the AIC Plan and the First Amendment thereto, is attached to this proxy statement as Appendix A.

Purposes of the AIC Plan. The purposes of the AIC Plan are to: (i) retain and attract qualified individuals by rewarding those practices which enhance the financial performance of the Company and are considered key to the Company’s success; (ii) encourage teamwork among individuals in various segments of the Company; (iii) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and (iv) ensure that the compensation paid under this AIC Plan can qualify for the “performance-based compensation” exemption of Section 162(m).

Administration. The AIC Plan is administered by a committee (the “AIC Plan Committee”) of two or more directors appointed by the Board to administer the AIC Plan. All members of the AIC Plan Committee will be “outside directors” under Section 162(m).  Subject to the terms of the AIC Plan, the AIC Plan Committee has authority (i) to select employees to participate in the AIC Plan; (ii) to determine the size, terms and conditions of awards under the AIC Plan; (iii) to construe and interpret the AIC Plan; and (iv) to make all other determinations which may be necessary or advisable for AIC Plan administration. The Board has appointed the Compensation Committee to administer the AIC Plan. All determinations of the AIC Plan Committee shall be final, binding and conclusive upon all parties.

Eligibility to Participate. Each employee of the Company and its subsidiaries who, as of the last day of the applicable fiscal year of the Company, is a Covered Employee (“Executive Officer”) will be eligible and will participate in the AIC Plan for the fiscal year. No later than 90 days after the end of each fiscal year, the AIC Plan Committee will identify and certify each employee who is an Executive Officer for the fiscal year just ended.

Limitations on Awards. The AIC Plan provides that the maximum award payable to any Executive Officer in connection with any one fiscal year is $3,000,000. Section 162(m) requires the AIC Plan to include an individual award limit with respect to any performance period. This limit is not intended to suggest that the amount of compensation payable to any Executive Officer will be the maximum set forth in the AIC Plan.

Awards under the AIC Plan. For each fiscal year, the AIC Plan Committee may grant cash awards under the AIC Plan to Executive Officers pursuant to the terms of the AIC Plan.

Establishment of Individual Award Opportunities. Not later than 90 days after the beginning of each fiscal year, the AIC Plan Committee will adopt one or more performance measures, establish written performance goals with respect to each selected performance measure and determine the individual award opportunities for each Executive Officer that fiscal year. For example, for a particular fiscal year, the AIC Plan Committee may select the Company’s return on capital employed as a performance measure, establish various levels of Company return on capital employed as performance goals and link each such performance goal to an individual award opportunity (i.e., how much cash compensation an Executive Officer is eligible to earn). The AIC Plan Committee will set a target award for each Executive Officer each fiscal year and may establish ranges of attainment of the performance goals that correspond to various levels of individual award opportunities. The performance measures, performance goals and individual award opportunities may vary among Executive Officers and from year to year.

Performance Measures. The AIC Plan provides that the performance measures that may serve as determinants of an Executive Officer’s individual award opportunities are limited to (1) earnings per share; (2) revenues; (3) cash flow; (4) operating cash flow; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital employed; (10) return on equity; (11) economic value added; (12) operating profit margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings or income; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt; (21) market share; (22) expenses; (23) net profit margin; (24) capitalization; (25) change in the fair market value of Common Stock; (26) operating income; (27) liquidity; (28) results of customer satisfaction surveys and safety or productivity improvement and (29) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the AIC Plan Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. For purposes of clarity, such performance goals may be determined solely by reference to the performance of the Company, its subsidiaries, or a division or unit of the Company or its subsidiaries, or based upon comparisons of any of the performance measures relative to other companies.

Setting Performance Goals. In establishing a performance goal, the AIC Plan Committee may exclude the impact of any of the following events or occurrences which the AIC Plan Committee determines should appropriately be excluded: (i) any amounts accrued by the Company or its subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification topic(s) as of December 31, 2013 that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as amended or superseded; (viii) any changes in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement 154, as amended or superseded; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) as of December 31, 2013 that replaced or were formerly known as FASB Statement 144, as amended or superseded; (x) goodwill impairment charges; (xi) operating results for any business acquired during the plan year; (xii) third party expenses associated with any acquisition by the Company or any subsidiary; and (xiii) settlement accounting charges incurred that relate to qualified defined benefit pension plans.

Adjustment of Awards. To the extent it would not adversely impact the ability of an award under the AIC Plan to qualify as “performance-based compensation,” in the event of any change in the Company’s capitalization, such as a stock split, or a corporate transaction, such as a merger or consolidation, or any reorganization or liquidation of the Company, the Company may, in its sole discretion, equitably adjust the performance measures, performance goals and individual award opportunities to prevent dilution or enlargement of rights.

Payment of Final Awards. An Executive Officer’s final award will be based on (i) the Executive Officer’s target award, (ii) the potential individual award opportunities established by the AIC Plan Committee, and (iii) the actual performance of the Company in relation to the pre-established performance goals. Following the completion of each fiscal year, the AIC Plan Committee will certify in writing whether the performance goals were satisfied. Executive Officers will not receive any payout under the AIC Plan when the minimum performance goals are not met. As soon as practicable after the end of the fiscal year, but in any event no later than March 15 of the year following such fiscal year, final awards will be computed for each Executive Officer and will, subject to applicable withholding requirements, be paid in a lump sum in cash. The AIC Plan Committee may not exercise discretion to increase the actual award earned during a fiscal year by the Executive Officer (“Final Award”), except to the extent that counsel advises the AIC Plan Committee that Section 162(m) will not adversely affect the deductibility for federal income tax purposes of any amount paid under the AIC Plan by permitting greater discretion or flexibility with respect to award opportunities for Executive Officers, then the AIC Plan Committee may, in its sole discretion, apply such greater discretion or flexibility.

Subject to the terms of the Company’s Voluntary Savings Plan, a participant may defer the receipt of all or some of his award. In addition, if all or any portion of a participant’s award is not deductible by the Company under Section 162(m), the AIC Plan Committee shall require that payment of the nondeductible portion of such award be deferred until the earlier of the Executive Officer’s death, disability, a change in control, or 185 days after termination of the

Executive Officer’s employment. The AIC Plan Committee will determine rates of interest on such deferred amounts.

Termination of Employment. An Executive Officer must generally be employed on the date of payment in order to receive cash payment in settlement of his award. However, if an Executive Officer is terminated prior to that date due to death, disability or retirement, the officer will still receive payment of his or her final award, provided, in the case of retirement, the Executive Officer was a participant in the AIC Plan for at least 90 days during the fiscal year. In the event of the Executive Officer’s termination for any other reason, the AIC Plan Committee has the discretion to pay a prorated award to the Executive Officer.

Change in Control. In the event of a change in control (as defined in the AIC Plan) of the Company, each Executive Officer will receive a pro rata payment of the greater of (i) his target award, or (ii) his final award for the fiscal year during which the change in control occurs. In these circumstances, the AIC Plan Committee will determine (a) the final award based on performance during the fiscal year until the date of the change in control, and (b) the Executive Officer’s base salary as of the date of the change in control. Such amount will be paid to the Executive Officer as soon as calculated but, in any event, within 45 days after the effective date of the change in control. If payments provided for in the AIC Plan, together with any other payments due to the Executive Officer from the Company, would constitute an “excess parachute payment” within the meaning of Section 280G of the IRC, the payments due under the AIC Plan may be reduced or delayed so that no portion of such payments is subject to the excise tax imposed by Section 4999 of the IRC.

Amendment and Termination. The Board or the AIC Plan Committee may modify, amend, suspend or terminate the AIC Plan at any time. No such modification, amendment, suspension or termination may, without a participant’s consent, reduce the participant’s right to a payment or distribution under the AIC Plan to which he is entitled. Certain material amendments to the AIC Plan are subject to stockholder approval.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the AIC Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the AIC Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the AIC Plan.

Cash Awards. An Executive Officer will recognize ordinary compensation income (subject to withholding) upon receipt of cash pursuant to an award or, if earlier, at the time the cash is otherwise made available for the Executive Officer to draw upon. A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income.

Tax Code Limitations on Deductibility. For the amounts described above to be deductible by the Company (or by its subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.  The Company’s ability (and the ability of its subsidiaries) to obtain a deduction for future payments under the AIC Plan could also be limited by the golden parachute payment rules of Section 280G of the IRC, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer corporation.  Finally, the Company’s ability (and the ability of its subsidiaries) to obtain a deduction for amounts paid under the AIC Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to Covered Employees to $1,000,000 during any taxable year. Although the AIC Plan has been drafted with the intent to satisfy the requirements for the “performance-based compensation” exception to this $1,000,000 deduction limit with respect to awards under the AIC Plan to Covered Employees, the Company may determine that it is in its best interest not to satisfy the requirements for the exception.

Application of Section 409A of the IRC. Section 409A of the IRC (“Section 409A”) imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “nonqualified deferred compensation” includes certain performance award programs. Generally speaking, Section 409A does not apply to incentive awards that are paid at the time the award vests. Awards made pursuant to the AIC Plan are designed with the intent that they be exempt from the application of Section 409A.

The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

AIC Plan Benefits

The future awards, if any, that will be made to Executive Officers under the AIC Plan are subject to the discretion of the AIC Plan Committee and are dependent on the attainment of performance goals, and thus the Company cannot currently determine the benefits or amounts that may be granted or paid to its Executive Officers in the future under the AIC Plan. Therefore, the New Plan Benefits table is not provided.

Vote Required and Board Recommendation

Approval of the material terms of the AIC Plan for Section 162(m) purposes requires the affirmative vote of the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter. For these purposes, broker non-votes are not treated as entitled to vote. See “Voting Shares – Other Matters” on page 4. Unless marked to the contrary, proxies received will be voted FOR approval. The Board believes strongly that the approval of the material terms of the AIC Plan for Section 162(m) purposes is essential to the Company’s success. For the reasons stated above, stockholders are being asked to approve this proposal.

Other Matters

The Board does not know of any matters that will be presented for action at the 2015 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2015 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

Cost of Solicitation

Proxies may be solicited by Directors, officers or employees of the Company or its subsidiaries in person, by telephone, telegram or other means. However, no payment will be made to any of them for their solicitation activities. The costs of solicitation, including the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for preparing, assembling and forwarding proxy materials to and obtaining proxies from beneficial owners of shares held of record by such persons, will be borne by the Company.

Stockholder Communication with the Board

ArcBest Corporation stockholders may communicate with the Board, or any individual member of the Board, by sending the communication as follows:

Board of Directors (or Individual Member’s Name)

c/o Corporate Secretary

ArcBest Corporation

P.O. Box 10048

Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication.

Procedure for Submitting Stockholder Proposals for 2016 Annual Meeting

To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Company’s bylaws establish an advance notice procedure. Pursuant to the Company’s bylaws, for a proposal that is not intended to be included in the Company’s proxy statement to be properly and timely submitted as business to come before the 2016 Annual Meeting, the stockholder must submit a written notice (“stockholder notice”) that must be received by the Corporate Secretary of the Company at the address previously shown not less than 90 days nor more than 120 days prior to the first anniversary of the 2015 Annual Meeting. In the event that the date of the 2016 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2015 Annual Meeting, to be timely received, the proposal must be received by the Corporate Secretary of the Company not less than 100 days nor more than 120 days prior to the date of the 2016 Annual Meeting, and in the event that the first public announcement of the date of the 2016 Annual Meeting is less than 100 days prior to the date of such meeting, the proposal must be received by the Corporate Secretary of the Company by the 10th day following the date of the public announcement.  Such stockholder notices must set forth as to each matter the stockholder proposes to bring before the Annual Meeting certain information specified in the bylaws including, among other things: (1) as to the stockholder giving the notice and each Stockholder Associated Person (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies for the proposal and (f) a description of all material agreements and understandings between such persons and any other person in connection with the proposal of such business by the stockholder; (2) a brief description of the business desired to be brought before the meeting, including the exact text of any proposal to be presented for adoption; and (3) the reasons for conducting such business at the meeting. “Stockholder Associated Person” of any stockholder means (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in the foregoing clause (i); and (iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses). For information regarding the required information in the stockholder notice, contact the Corporate Secretary’s office at info@arcb.com or 479-785-6000.

Notwithstanding the above provisions, pursuant to Rule 14a-8 under the Exchange Act, any stockholder who wishes to submit a proposal for inclusion in the Company’s proxy statement and proxy relating to the 2016 Annual Meeting must deliver such proposal to the Company no later than the close of business on November 27, 2015. Proposals should be addressed to Corporate Secretary, ArcBest Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048. In order to prevent controversy about the date of receipt of a proposal, which must be no later than the close of business on November 27, 2015, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

General Matters

Upon written request, the Company will provide stockholders with a copy of its 2014 Annual Report on Form 10-K filed with the SEC (including financial statements and schedules thereto), without charge. Written requests should be directed to: David Humphrey, Vice President–Investor Relations, ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048.

Certain stockholders sharing an address may have received only one copy of this Proxy Statement and the 2014 Annual Report on Form 10-K. The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and the 2014 Annual Report on Form 10-K to a stockholder at a shared address to which only a single copy of such documents was delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address or telephone number:

ArcBest Corporation

Attention: Vice President–Investor Relations

P.O. Box 10048

Fort Smith, Arkansas 72917-0048

Telephone: 479-785-6000

If you want to receive separate copies of the Company’s Annual Report on Form 10-K and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Stockholders of record should contact the Company’s Corporate Secretary in writing at ArcBest Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048 or by telephone at 479-785-6000.

Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder or contact Broadridge in writing at Broadridge, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 800-542-1061.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly: by Internet, by telephone or by signing, dating and returning the enclosed proxy card.

Fort Smith, Arkansas	MICHAEL R. JOHNS
Date: March 12, 2015	Secretary

Appendix A

ARKANSAS BEST CORPORATION

EXECUTIVE OFFICER

ANNUAL INCENTIVE COMPENSATION PLAN

As Established Effective January 1, 2005

SECTION 1. ESTABLISHMENT AND PURPOSE

1.1          ESTABLISHMENT OF THE PLAN

Arkansas Best Corporation, a Delaware corporation, hereby establishes an annual incentive compensation plan to be known as the “Executive Officer Annual Incentive Compensation Plan” (the “Plan”), as set forth in this document. The Plan permits annual cash awards to Executive Officers of the Company and Subsidiaries, based on the achievement of pre-established performance goals. The Plan shall become effective as of January 1, 2005 (the “Effective Date”) and shall remain in effect until terminated as provided in Section 11 herein.

1.2          PURPOSE

The purposes of the Plan are to: (a) retain and attract qualified individuals by rewarding those practices which enhance the financial performance of the Company; (b) encourage teamwork among Executive Officers in various segments of the Company; (c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved; and (d) ensure that the compensation paid under this Plan qualifies for the “performance based compensation” exemption under Code Section 162(m).

SECTION 2. DEFINITIONS

The following terms shall have the meanings set forth below whenever used in this document and, when the defined meaning is intended, the term is capitalized:

2.1  “ABC” means Arkansas Best Corporation.

2.2  “BASE SALARY” means, as to any specific Plan Year, an Executive Officer’s base salary paid in the fiscal year for which the annual incentive is earned. Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company.

2.3  “BOARD” OR “BOARD OF DIRECTORS” means the ABC Board of Directors.

2.4  “CHANGE IN CONTROL” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

(i)                     The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(ii)                  In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the

Appendix A

directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii)               Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless such Business Combination constitutes a Merger of Equals. A Business Combination will constitute a “Merger of Equals” if, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Resulting Corporation and its affiliates or any employee benefit plan [or related trust] of the Resulting Corporation and its affiliates) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of the Resulting Corporation except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Resulting Corporation (the “Resulting Board”) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv)              The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to (A) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company or (B) any corporation pursuant to a transaction that constitutes a Merger of Equals as defined in subsection (iii) of this Section 2(d).

(v)                 A complete liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, in no event shall amounts in respect of Awards that, as determined by the Committee in its sole discretion, provide for the deferral of compensation, be distributed upon a Change in Control prior to the occurrence of either a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations or other guidance issued under Section 409A of the Code.”

2.5  “CODE” means the Internal Revenue Code of 1986, as amended.

2.6  “COMMITTEE” means a committee of two (2) or more individuals, all of whom shall be “outside directors” within the meaning of the regulations under Code Section 162(m), appointed by the Board to administer the Plan, pursuant to Section 3 herein.

2.7  “COMPANY” means Arkansas Best Corporation, a Delaware corporation, (including, as appropriate, any and all Subsidiaries) and any successor thereto.

2.8  “DISABILITY” means a physical or mental condition resulting from bodily injury, disease or mental disorder, which constitutes a disability under the terms of the Company’s Short Term Disability Policy.

2.9  “EFFECTIVE DATE” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

2.10  “EMPLOYEE” means a full-time, salaried employee of the Company or a Subsidiary.

2.11  “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

Appendix A

2.12  “EXECUTIVE OFFICER” means an Employee who, as of the last day of the applicable Plan Year, is covered by the compensation limitations of Code Section 162(m) or the regulations issued thereunder.

2.13  “FINAL AWARD” means the actual award earned during a Plan Year by an Executive Officer.

2.14  “INDIVIDUAL AWARD OPPORTUNITY” means the various levels of incentive award compensation which an Executive Officer may earn under the Plan including Target Incentive Awards, as established by the Committee pursuant to Section 5.

2.15  “PLAN YEAR” means the Company’s fiscal year.

2.16  “RETIREMENT” means termination from active employment with the Company and its Subsidiaries (a) at or after age 55 and with at least ten (10) years of service with the Company and its Subsidiaries, or (b) at or after age 65.

2.17  “SUBSIDIARY” means any corporation in which ABC, or a Subsidiary of ABC, owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

2.18  “TARGET INCENTIVE AWARD” means the award that may be paid to an Executive Officer when “targeted” performance results, as established by the Committee, are attained.

SECTION 3. ADMINISTRATION

3.1  THE COMMITTEE. The Compensation Committee of the Board shall initially administer the Plan. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, serve at the discretion of, and must be independent members of the Board.

3.2  AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to certify after the end of each Plan Year the Employees who qualify as Executive Officers; determine the size and types of performance measurements and goals, Individual Award Opportunities and Target Incentive Awards; determine the terms and conditions of Individual Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Individual Award Opportunities to the extent such terms and conditions are within the sole discretion of the Committee as provided in  Section 11 herein. Further, the Committee shall make all other determinations that may be necessary for the administration of the Plan. To the extent permitted by Section 162(m) and its regulations, the Committee may, from time-to-time, delegate some or all of its authority hereunder.

3.3  DECISIONS BINDING. All determinations and decisions of the Committee in the administration of the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

SECTION 4. ELIGIBILITY AND PARTICIPATION

Each Employee who is an Executive Officer shall be eligible and shall participate in the Plan for each Plan Year in which he is an Executive Officer. No later than ninety (90) days after the end of each Plan Year, the Committee shall identify and certify each Employee who is an Executive Officer for the Plan Year just ended.

SECTION 5. AWARD DETERMINATION

5.1  PERFORMANCE MEASURES AND PERFORMANCE GOALS. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall select performance measures and shall establish in writing performance goals for that Plan Year. Except as provided in Section 5.7 herein, performance measures which may serve as determinants of Executive Officers’ Individual Award Opportunities shall be limited to the Company’s pretax income, net income, earnings per share, revenues, expenses, return on assets, return on equity, return on capital employed, return on investment, net profit margin, operating profit margin, operating cash flow, total shareholder return, capitalization, liquidity, results of customer satisfaction surveys and safety or productivity improvement. Performance goals may be determined solely by reference to the performance of ABC, a Subsidiary,

Appendix A

or a division or unit of either of the foregoing, or based upon comparisons of any of the performance measures relative to other companies. For each Plan Year, the Committee may establish ranges of attainment of the performance goals which will correspond to various levels of Individual Award Opportunities. Each range may include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs, (d) litigation, claims, judgments or settlements, (e) the effect of changes in tax law or other such laws or regulations affecting reported results, (f) accruals for reorganization and restructuring programs, (g) any extraordinary, unusual or nonrecurring items as described in Accounting Principles Board (“APB”) Opinion No. 30, (h) any change in accounting principle as defined in APB No. 20 and (i) any loss from a discontinued operation as described in Financial Accounting Standards No. 144.

Notwithstanding any other provision of this Plan, and only to the extent it would not eliminate the ability of the Individual Award Opportunities held by Executive Officers to qualify for the “performance based compensation” exception under Code Section 162(m), in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment may be made in the Individual Award Opportunities and/or the performance measures or performance goals  related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

5.2  INDIVIDUAL AWARD OPPORTUNITIES. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Individual Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Individual Award Opportunities may vary in relation to the job classification of each Participant or among Participants in the same job classification and be established as a function of each Executive Officer’s Base Salary or such other criteria as the Committee may select. In the event an Executive Officer changes job levels during a Plan Year, the Participant’s Individual Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

5.3  COMPUTATION OF FINAL AWARDS. Each Executive Officer’s Final Award shall be based on: (a) the Executive Officer’s Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company or Subsidiary performance in relation to the pre-established performance goals.

5.4  FINAL AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Executive Officers (either in the aggregate, by Employee class, or among individual Executive Officers) in each Plan Year. The guidelines may be expressed as a percentage of companywide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Executive Officer in connection with performance in any one Plan Year shall not exceed $2,000,000.

5.5  NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Sections 5.1 and 5.7 herein, each Executive Officer’s Final Award shall be based exclusively on the Individual Award Opportunity levels established by the Committee pursuant to Section 5.2 above.

5.6  NONADJUSTMENT AND CERTIFICATION OF PERFORMANCE GOALS. Except as provided in Sections 5.1 and 5.7, performance goals shall not be changed following their establishment, and Executive Officers shall not receive any payout under this Plan when the minimum performance goals are not met or exceeded. Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing prior to payment of Final Awards that the corresponding performance goals for such Plan Year were satisfied.

5.7  POSSIBLE MODIFICATIONS. If, on the advice of the Company’s counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to

Appendix A

performance measures, performance goals, or Individual Award Opportunities granted to Executive Officers, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such performance measures, performance goals or Individual Award Opportunities as is consistent with such advice and the terms of this Plan. In addition, in the event that changes are made to Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to any Individual Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the Plan and to the extent of such changes.

SECTION 6. PAYMENT OF FINAL AWARDS

6.1  FORM AND TIMING OF PAYMENT. Unless a deferral election is made by an Executive Officer pursuant to Section 6.2 herein, or deferral of all or a portion of an Executive Officer’s Final Award is required by Section 6.3, each Executive Officer’s Final Award shall be earned and paid in cash, in one lump sum, as soon as the Final Award’s calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued. Except as provided in Section 7, an Executive Officer must be employed by the Company or a Subsidiary on the date of payment to receive a Final Award.

6.2  VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. An Executive Officer may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of the Company’s Voluntary Savings Plan (“VSP”).

6.3  DEFERRAL OF FINAL AWARD PAYOUTS. In the event that all or a portion of an Executive Officer’s Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, the Committee shall require that payment of the nondeductible portion of such Final Award shall be deferred until the earlier of the Executive Officer’s death, disability, a Change in Control, or 185 days after termination of employment. The Committee, in a manner consistent with the requirements of Code Sections 162(m) and the regulations thereunder, shall determine rates of interest on such deferred amounts.

6.4  UNSECURED INTEREST. No Executive Officer or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company or any Subsidiary. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

SECTION 7. TERMINATION OF EMPLOYMENT

7.1  TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. In the event an Executive Officer’s employment is terminated by reason of death, Disability, or Retirement, the Final Award is to be paid as soon as its calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued following the end of the Plan Year in which employment termination occurs. In the case of an Executive Officer’s Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. An Executive Officer must have been a Participant in the Plan during the Plan Year for not less than the ninety (90) days prior to his Retirement.

7.2  TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event an Executive Officer’s employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), the Executive Officer’s opportunity to receive a Final Award shall be forfeited. The Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Executive Officer was employed by the Company, computed as determined by the Committee.

Appendix A

SECTION 8. RIGHTS OF PARTICIPANTS

8.1  EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Executive Officer’s or other Employee’s employment at any time, nor confer upon any Executive Officer or other Employee any right to continue in the employ of the Company.

8.2  NONTRANSFERABILITY. No right or interest of any Executive Officer or other Employee in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

SECTION 9. BENEFICIARY DESIGNATION

Each Executive Officer may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Executive Officer, shall be in a form prescribed by the Committee, and will be effective only when filed by the Executive Officer in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Executive Officer’s death shall be paid to the Executive Officer’s estate.

SECTION 10. CHANGE IN CONTROL

In the event of a Change in Control, each Executive Officer shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which such Change in Control occurs. In such circumstances, the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change in Control and shall determine the Executive Officer’s base salary as of a date on or before the Change in Control. Such proration shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change in Control, in relation to three hundred sixty-five (365). Such amount shall be paid in cash to each Executive Officer as soon as the final calculation is completed, but in any event within forty-five (45) days after the effective date of the Change in Control.

Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Plan, together with any other payments which Executive Officer has the right to receive from the Company, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(3)), the payments pursuant to this Plan and/or other plans or agreements shall be reduced to the largest amount and/or paid at such time as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999.

SECTION 11. AMENDMENTS

The Committee, or the Board, may at any time and without notice, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of an Executive Officer (or his or her beneficiary in the case of the death of the Executive Officer), reduce the right of an Executive Officer to a payment or distribution hereunder to which he or she is entitled at the time such actions are taken. Provided, further, that certain material amendments to the Plan shall be subject to shareholder approval pursuant to Code Section 162(m).

SECTION 12. MISCELLANEOUS

12.1  GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Arkansas, and shall be construed in a manner consistent with Code Section 162(m) of the Code.

12.2  WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, federal, state, or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Section 6, the Company may require that the Executive

Appendix A

Officer pay or agree to withholding for any foreign, federal, state or local income or other taxes which may be imposed on any amount deferred.

12.3  SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4  SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

12.5  SHAREHOLDER APPROVAL. No Final Award shall be paid to any Executive Officer unless and until the material terms of the Plan have been approved by the shareholders of the Company in accordance with Code Section 162(m).

12.6  APPLICABILITY OF PLAN. The provisions of this Plan shall apply only to Executive Officers. In the event of any inconsistencies between this Plan and the provisions of any other bonus or incentive plan that might pertain to Executive Officers, the provisions of this Plan shall control.

First Amendment to the

Arkansas Best Corporation

Executive Officer Annual Incentive Compensation Plan

THIS FIRST AMENDMENT (the “First Amendment”) to the Arkansas Best Corporation Executive Officer Annual Incentive Compensation Plan, as amended from time to time (the “Plan”), is effective January 1, 2010 (the “Effective Date”), and is made by Arkansas Best Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant annual cash awards to executive officers of the Company and its subsidiaries, based on the achievement of pre-established performance goals;

WHEREAS, the Company’s board of directors (the “Board”) has determined that it is desirable to submit for approval to the stockholders of the Company, at the Company’s 2010 Annual Meeting of Stockholders, the material terms of the Plan, including the employees eligible to participate therein, the maximum compensation payable under the Plan and the business criteria that may be used for setting performance goals under the Plan, for purposes of satisfying the “performance-based compensation” exemption under section 162(m) of the IRC of 1986, as amended (the “Code”), which requires the material terms of the Plan to be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan;

WHEREAS, in connection with such approval, the Board has determined that it is desirable to amend the Plan, effective as of the Effective Date and subject to the approval of the Company’s stockholders, to (i) increase the maximum amount of compensation that may be paid to each participant under the Plan in any one year with respect to awards intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code, (ii) add certain adjustment provisions applicable to the performance criteria under the Plan and (iii) make certain clarifying changes to the Plan; and

WHEREAS, Section 11 of the Plan provides that the Board or the committee appointed by the Board to administer the Plan may amend the Plan from time to time under certain circumstances, subject to approval by the Company’s stockholders in the case of certain material amendments pursuant to section 162(m) of the Code.

Appendix A

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.              The second paragraph of Section 5.1 of the Plan shall be deleted in its entirety and replaced with the following:

In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs; (d) litigation, claims, judgments or settlements; (e) the effect of changes in tax law or other such laws or regulations affecting reported results; (f) accruals for reorganization and restructuring programs; (g) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as the same may be amended or superseded from time to time; (h) any change in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement 154, as the same may be amended or superseded from time to time; (i) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as FASB Statement 144, as the same may be amended or superseded from time to time; (j) goodwill impairment charges; (k) operating results for any business acquired during the Plan Year; and (l) third party expenses associated with any acquisition by the Company or any Subsidiary.

2.              Section 5.4 of the Plan shall be deleted in its entirety and replaced with the following:

5.4               FINAL AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Award that may be earned by Executive Officers (either in the aggregate, by Employee class, or among individual Executive Officers) in each Plan Year. The guidelines may be expressed as a percentage of companywide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Executive Officer in connection with performance in any one Plan Year shall not exceed $3,000,000.

3.              Section 6.1 of the Plan shall be deleted in its entirety and replaced with the following:

6.1               FORM AND TIMING OF PAYMENT. Unless a deferral election is made by an Executive Officer pursuant to Section 6.2 herein, or deferral of all or a portion of an Executive Officer’s Final Award is required by Section 6.3, each Executive Officer’s Final Award shall be earned and paid in cash, in one lump sum, as soon as the Final Award’s calculation is completed and the written certification of the Committee in Section 5.6 hereof has been issued, but in no event later than March 15 of the calendar year following the Plan Year to which such Final Award relates. Except as provided in Section 7, an Executive Officer must be employed by the Company or a Subsidiary on the date of payment to receive a Final Award.

4.              The first paragraph of Section 10 of the Plan shall be deleted in its entirety and replaced with the following:

In the event of a Change in Control, each Executive Officer shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which such Change in Control occurs. In such circumstances, the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change in Control. Such proration shall be determined based on the Base Salary received by the Executive Officer during the Plan Year as of the effective date of the Change in Control. Such amount shall be paid in cash to each Executive Officer as soon as the final calculation is completed, but in any event within forty-five (45) days after the effective date of the Change in Control.

Appendix B

Second Amendment to the

ArcBest Corporation

Executive Officer Annual Incentive Compensation Plan

THIS SECOND AMENDMENT (the “Second Amendment”) to the Arkansas Best Corporation Executive Officer Annual Incentive Compensation Plan, as amended from time to time and renamed the ArcBest Corporation Executive Officer Annual Incentive Compensation Plan pursuant to this Second Amendment (the “Plan”), is effective May 1, 2015 (the “Effective Date”), and is made by ArcBest Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant annual cash awards to executive officers of the Company and its subsidiaries, based on the achievement of pre-established performance goals;

WHEREAS, compensation committee (the “Committee”) of the board of directors (the “Board”) of the Company has determined that it is desirable to submit for approval to the stockholders of the Company, at the Company’s 2015 Annual Meeting of Stockholders, the material terms of the Plan, including the employees eligible to participate therein, the maximum compensation payable under the Plan and the business criteria that may be used for setting performance goals under the Plan, for purposes of satisfying the “performance-based compensation” exemption under section 162(m) of the IRC of 1986, as amended (the “Code”), which requires the material terms of the Plan to be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan;

WHEREAS, in connection with such approval, the Committee has determined that it is desirable to amend the Plan, effective as of the Effective Date and subject to the approval of the Company’s stockholders, to (i) clarify the definition of “Base Salary,” (ii) add additional business criteria that may be used for setting performance goals under the Plan, (iii) add certain adjustment provisions applicable to the performance criteria under the Plan, and (iv) change the name of the Plan from the “Arkansas Best Corporation Executive Officer Annual Incentive Compensation Plan” to the “ArcBest Corporation Executive Officer Annual Incentive Compensation Plan” and to delete all other references in the Plan to “Arkansas Best Corporation” and replace them with references to “ArcBest Corporation,” in both cases to reflect the Company’s 2014 name change; and

WHEREAS, Section 11 of the Plan provides that the Board or the Committee may amend the Plan from time to time under certain circumstances, subject to approval by the Company’s stockholders in the case of certain material amendments pursuant to section 162(m) of the Code.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.             Section 2.2 of the Plan shall be deleted in its entirety and replaced with the following:

2.2  “BASE SALARY” means, as to any specific Plan year, an Executive Officer’s base salary earned in the fiscal year for which the annual incentive is earned.  Base salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any salary reduction plan, defined contribution plan or other deferred compensation plans of the Company.

2.             The first and second paragraph of Section 5.1 of the Plan shall be deleted in their entirety and replaced with the following:

5.1  PERFORMANCE MEASURES AND PERFORMANCE GOALS.  No later than ninety (90) days after the beginning of each Plan Year, the Committee shall select performance measures and shall establish in writing performance goals for that Plan year.  Except as provided in Section 5.7 herein, performance measures which may serve as determinants of Executive Officers’ Individual Award Opportunities shall be limited to (1) earnings per share; (2) revenues; (3) cash flow; (4) operating cash flow; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return

Appendix B

on investment; (9) return on capital employed; (10) return on equity; (11) economic value added; (12) operating profit margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings or income; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt; (21) market share; (22) expenses; (23) net profit margin; (24) capitalization; (25) change in the fair market value of common stock; (26) operating income; (27) liquidity; (28) results of customer satisfaction surveys and safety or productivity improvement and (29) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. For purposes of clarity, such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of either of the foregoing, or based upon comparisons of any of the performance measures relative to other companies.  For each Plan Year, the Committee may establish ranges of attainment of the performance goals which will correspond to various levels of Individual Award Opportunities.  Each range may include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (i) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (ii) any discretionary or matching contributions made to the savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (iii) asset write-downs; (iv) litigation, claims, judgments or settlements; (v) the effect of changes in tax law or other such laws or regulations affecting reported results; (vi) accruals for reorganization and restructuring programs; (vii) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as amended or superseded; (viii) any changes in accounting principle as defined in the Accounting Standards Codification topic(s) that replaced or were formerly known as Financial Accounting Standards Board (“FASB”) Statement 154, as amended or superseded; (ix) any loss from a discontinued operation as described in the Accounting Standards Codification topic(s) that replaced or were formerly known as FASB Statement 144, as amended or superseded; (x) goodwill impairment charges; (xi) operating results for any business acquired during the plan year; (xii) third party expenses associated with any acquisition by the Company or any Subsidiary; and (xiii) settlement accounting charges incurred that relate to qualified defined benefit pension plans.

3.             The name of the Plan shall be changed from the “Arkansas Best Corporation Executive Officer Annual Incentive Compensation Plan” to the “ArcBest Corporation Executive Officer Annual Incentive Compensation Plan” and all other references in the Plan to “Arkansas Best Corporation” shall be deleted and replaced with references to “ArcBest Corporation.”

Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/arcb Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 30, 2015. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 30, 2015. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a Vote FOR Items I, II, III and IV. I. Election of 01 John W. Alden 04 Judy R. McReynolds 07 Steven L. Spinner ¦ Vote FOR ¦ Vote WITHHELD directors: 02 Fred A. Allardyce 05 John H. Morris 08 Janice E. Stipp all nominees from all nominees 03 William M. Legg 06 Craig E. Philip 09 Robert A. Young III (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) II. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. ¦ For ¦ Against ¦ Abstain III. To approve, on an advisory basis, the compensation of the Company’s named executive officers. ¦ For ¦ Against ¦ Abstain IV. To approve the material plan terms of the Executive Officer Annual Incentive Compensation Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. ¦ For ¦ Against ¦ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS I, II, III and IV. Address Change? Mark box, sign, and indicate changes below: ¦ Date

ArcBest Corporation 3801 Old Greenwood Road Fort Smith, Arkansas 72903 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 1, 2015. Each of Michael R. Johns and Judy R. McReynolds, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of ArcBest Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 8:00 a.m. CDT on Friday, May 1, 2015, and at any adjournments or postponements of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR Proposals I, II, III and IV. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked at any time prior to the voting thereof. Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. See reverse for voting instructions. ArcBest Corporation ANNUAL MEETING OF STOCKHOLDERS Friday, May 1, 2015 8:00 a.m. CDT 3801 Old Greenwood Road Fort Smith, Arkansas 72903